                                                                   EXHIBIT 10.21

                          MASTER REPURCHASE AGREEMENT

                                                       Dated as of _____________

Between:

CS FIRST BOSTON MORTGAGE CAPITAL CORP. ("BUYER")

and

WILSHIRE FUNDING CORPORATION ("SELLER")


1.   APPLICABILITY

     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

2.   DEFINITIONS

     (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
(B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

     (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

     (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Seller's Margin Amount under subparagraph (q) of this Paragraph), agreed to
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by Buyer and Seller prior to entering into the Transaction, to the Repurchase
Price for such Transaction as of such date;

     (d)  "Confirmation", the meaning specified in Paragraph 3(b) hereof;

     (e) "Income", with respect to any Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon;

     (f)  "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

     (g)  "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

     (h) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

     (i) "Price Differential", with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

     (j) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

     (k) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

     (l) "Purchase Date", the date on which Purchased Securities are transferred by Seller to Buyer;

     (m) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

     (n) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall

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include Additional Purchased Securities delivered pursuant to Paragraph 4(a) and shall exclude Securities returned pursuant to Paragraph 4(b);

     (o) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) or 11 hereof;

     (p) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

     (q) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Buyer's Margin Amount under subparagraph
(c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date;

3.   INITIATION; CONFIRMATION; TERMINATION

     (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

     (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

     (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer

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to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.   MARGIN MAINTENANCE

     (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

     (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

     (c) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

     (d) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

     (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs
(a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

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5.   INCOME PAYMENTS

     Where a particular Transaction's term extends over an Income payment date on the Securities subject to that Transaction, Buyer shall, as the parties may agree with respect to such Transaction (or, in the absence of any agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is payable either (i) transfer to or credit to the account of Seller an amount equal to such Income payment or payments with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

6.   SECURITY INTEREST

     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

7.   PAYMENT AND TRANSFER

     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer. As used herein with respect to Securities, "transfer" is intended to have the same meaning as when used in Section 8-313 of the New York Uniform Commercial Code or, where applicable, in any federal regulation governing transfers of the Securities.

8.   SEGREGATION OF PURCHASED SECURITIES

     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial intermediary or a clearing corporation. Title to all Purchased Securities shall pass to Buyer and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller

                                       5
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pursuant to Paragraphs 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

 REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER RETAINS CUSTODY OF THE PURCHASED SECURITIES

            Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]/*/ [may]/**/ be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]/*/ [any]/**/ lien or to obtain substitute securities.

     *Language to be used under 17 C.F.R (S)403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

     **Language to be used under 17 C.F.R. (S)403.5(d) if Seller is a financial institution.

9.   SUBSTITUTION

     (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

     (b) In Transactions in which the Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other

----------

/*/ Language to be used under 17 C.F.R. (S) 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

/**/ Language to be used under 17 C.F.R. (S) 403.5(d) if Seller is a financial institution.

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Securities for Purchased Securities; provided, however, that such other
Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.  REPRESENTATIONS

     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and
(v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.  EVENTS OF DEFAULT

     In the event that (i) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (ii) Seller or Buyer fails, after one business day's notice, to comply with Paragraph 4 hereof, (iii) Buyer fails to comply with Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, (v) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

     (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

     (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction or the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph

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(a) of this Paragraph (decreased as of any day by (A) any amounts retained by the nondefaulting party with respect to such Repurchase Price pursuant to clause
(iii) of this subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d)(i) of this Paragraph, and (C) any amounts credited to the account of the defaulting party pursuant to subparagraph
(e) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices owed by the defaulting party, and (iv) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession.

     (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, the defaulting party's right, title and interest in all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

     (d) After one business day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this Paragraph or the notice referred to in clause (ii) of the first sentence of this Paragraph), the nondefaulting party may:

          (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

          (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source.

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          (e)    As to Transactions in which the defaulting party is acting as
Buyer, the defaulting party shall be liable to the nondefaulting party (i) with respect to Purchased Securities (other than Additional Purchased Securities), for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by the nondefaulting party for the Replacement Securities therefor. In addition, the defaulting party shall be liable to the nondefaulting party for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Securities from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.

          (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of its option under subparagraph (a) of this Paragraph.

          (g) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

          (h) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.  SINGLE AGREEMENT

     Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and
(iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  NOTICES AND OTHER COMMUNICATIONS

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     Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Annex II attached hereto.

14.  ENTIRE AGREEMENT; SEVERABILITY

     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.  NON-ASSIGNABILITY; TERMINATION

     The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be cancelled by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

16.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.  NO WAIVERS, ETC.

     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  USE OF EMPLOYEE PLAN ASSETS

     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the

Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.  INTENT

     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

20.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

     The parties acknowledge that they have been advised that:

     (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under
Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

     (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

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     (c)  in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


WILSHIRE FUNDING CORPORATION,           CS FIRST BOSTON MORTGAGE
as Seller                               CAPITAL CORP.,   as Buyer


By                                      By
  ---------------------------             ----------------------------
Title                                   Title
     ------------------------                -------------------------
Date                                    Date
    -------------------------               --------------------------

                                       12
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                                    ANNEX I

                       Supplemental Terms and Conditions

                                    ANNEX II

             Names and Addresses for Communications Between Parties

                                    ANNEX I

         ADDITIONAL SUPPLEMENTAL TERMS TO MASTER REPURCHASE AGREEMENT,
                    DATED AS OF NOVEMBER 15, 1996, BETWEEN
        CS FIRST BOSTON MORTGAGE CAPITAL CORP. ("CSFB" or "Buyer") AND
               WILSHIRE FUNDING CORPORATION ("WFC" or "Seller")



1.        APPLICABILITY. These Additional Supplemental Terms (the "Additional
          -------------                                            ----------
          Supplemental Terms") to Master Repurchase Agreement (Version 1987)
          ------------------
          (the "Repurchase Agreement") modify the terms and conditions of the
                --------------------
          Repurchase Agreement and the terms under which the parties hereto may, from time to time, enter into Transactions (the Repurchase Agreement, together with the Annexes thereto, the "Agreement"). The provisions of these Additional Supplemental Terms shall supersede the terms in the Repurchase Agreement to the extent they are in conflict. The Agreement shall be read, taken and construed as one and the same instrument. Capitalized terms used in these Additional Supplemental Terms and not otherwise defined herein shall have the meanings set forth in the Repurchase Agreement.

2.        ADDITIONAL DEFINITIONS.
          ----------------------

          (a)   Notwithstanding the definition set forth in Paragraph 2(h) of
                                                            --------------
                the Repurchase Agreement, with respect to Contracts, the "Market
                                                                          ------
                Value" of Contracts shall be the price of Contracts as
                -----
                reasonably determined from time to time (but in no event less frequently than monthly) by CSFB in its good faith assessment of the value of the Contracts.

          (b)   Notwithstanding the definition set forth in Paragraph 2(o) of
                                                            --------------
                the Repurchase Agreement, the "Repurchase Date" with respect to
                                               ---------------
                each Transaction shall be the earliest of (i) the twenty-fifth
                (25th) day of the calendar month following the month in which the Purchase Date for such Transaction occurs, or if such day is not a Business Day, the immediately following Business Day, (ii) the Termination Date, and (iii) the date determined by application of Paragraph 11 of the Repurchase Agreement or
                               ---------
                Section 10 hereof.

          (c)   Notwithstanding the definition set forth in Paragraph 2(c) of
                                                            --------------
                the Repurchase Agreement, the "Buyer's Margin Amount" with
                                               ---------------------
                respect to each Transaction as of any date shall be the amount obtained by application to the Repurchase Price of each such Transaction of a percentage determined on the Purchase Date by CSFB, agreed to by WFC and set forth in the relevant Confirmation.

          (d)   "Appraised Value": shall mean with respect to any related
                 ---------------
                Mortgaged Property, generally, the lesser of (a) the appraised value of such Mortgaged Property based on an appraisal made at the time of the origination or modification of the related Contract and (b) the sales price of the related Mortgaged Property at such time of origination; except in the case of a Mortgaged Property securing a refinanced or modified Contract as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

          (e)   "Balloon Contract" shall mean any Contract whose final Monthly
                 ----------------
                Payment is substantially greater than the preceding Monthly Payments.

          (f)   "Breakage Costs" shall have the meaning assigned thereto in
                 --------------
                Section 31 hereof.

          (g)   "Breakage Period" shall have the meaning assigned thereto in
                 ---------------
                Section 31 hereof.

          (h)   "Breakage Rate" shall have the meaning assigned thereto in
                 -------------
                Section 31 hereof.

          (i)   "Business Day" shall mean any day other than (i) a Saturday or a
                 ------------
                Sunday or (ii) another day on which banking institutions in the cities of Irvine, California, Portland, Oregon, or New York, New York are authorized or obligated by law, executive order, or governmental decree to be closed.

          (j)   "Code" shall mean the Internal Revenue Code of 1986, as amended.
                 ----

          (k)   "Collection Account" shall have the meaning assigned in the
                 ------------------
                Custodial Agreement.

          (l)   "Collection Period" in respect of a Repurchase Date shall be the
                 -----------------
                month preceding the month in which such Repurchase Date occurs.

          (m)   "Computer Tape" shall mean a computer tape or other electronic
                 -------------
                medium generated by the Seller and delivered to Buyer pursuant to Section 4(b) hereof which provides information relating to the Contracts in a format that was previously requested by the Buyer or as provided in Section 4(b) hereof.

          (n)   "Confirmation" shall have the meaning assigned thereto in
                 ------------
                Section 4(c) hereof.

          (o)   "Contracts" shall mean Mortgage Loan Contracts and Manufactured
                 ---------
                Home Loan Contracts which are to be sold and assigned by the Seller to the Buyer and which are the subject of this Agreement. The Contracts include, without limitation, all Records relating to such Contract and all related security interests, the Related Assets, and any and all rights to receive payments thereunder and all other proceeds thereof (including, without limitation, any recourse rights against third persons) from and after the related Purchase Date.

          (p)   "Contract Account" shall have the meaning set forth in Section
                 ----------------
                4.2 of the Custodial Agreement.

          (q)   "Contract Rate" shall have the meaning set forth in the
                 -------------
                Custodial Agreement.

          (r)   "Contract Schedule" shall have the meaning assigned in the
                 -----------------
                Custodial Agreement.

          (s)   "Custodial Agreement" shall refer to the Custodial and Servicing
                 -------------------
                Agreement dated as of November 15, 1996, by and among the Buyer, the Seller, the Custodian and the Servicer, providing for the custody and the servicing of the Contracts.

          (t)   "Custodial Receipt and Confirmation" shall refer to the
                 ----------------------------------
                confirmation statement issued by the Custodian that evidences receipt and confirms ownership of the Contracts and other documents indicated thereon, as provided in the Custodial Agreement.

          (u)   "Custodian" shall refer to Bankers Trust Company of California,
                 ---------
                N.A., in its capacity as custodian under the Custodial
                Agreement.

          (v)   "Custodian's Contract File" shall have the meaning set forth in
                 -------------------------
                the Custodial Agreement.

          (w)   "Dealer" shall mean the dealer who sold a Financed Manufactured
                 ------
                Home to an Obligor and who originated and assigned the related Manufactured Home Loan Contract to Seller under a Dealer Agreement, and any successor to such Dealer.

          (x)   "Dealer Agreement" shall mean any agreement between Seller and a
                 ----------------
                Dealer with respect to the origination of Manufactured Home Loan Contracts relating to Financed Manufactured Homes, substantially in the form previously delivered to and approved by the Buyer.

          (y)   "Dealer Recourse" shall mean, with respect to a Manufactured
                 ---------------
                Home Loan Contract, all of Seller's rights arising under the related Dealer Agreement or otherwise against the Dealer which originated such Manufactured Home Loan Contract.

          (z)   "Defaulted Contracts" shall mean the following: (1) with respect
                 -------------------
                to Originated Contracts, (A) Manufactured Home Loan Contracts and Second Mortgage Loan Contracts that are over sixty (60) days past due in payment of a Monthly Payment, and (B) First Mortgage Loan Contracts that are over ninety (90) days past due in payment of a Monthly Payment; and (2) with respect to Non-Originated Contracts, Contracts that are deemed past due in accordance with the guidelines established by Buyer and Seller with respect to such Contract, as such guidelines may be modified or amended in writing by Buyer and Seller.

          (aa)  "Default Rate" shall mean, with respect to any Collection Period
                 ------------
                and any designated category of Contracts, the percentage equivalent of a fraction the numerator of which is the product of (i) 12 and (ii) the aggregate principal balance of all such Contracts with respect to which (x) the related Mortgage Property was foreclosed upon or repossessed, as applicable, during such Collection Period, or (y) the related Obligor became the subject debtor of a case under the federal bankruptcy laws during such Collection Period or failed generally to pay its debts as such debts became due, and the denominator of which is the aggregate principal balance of such designated category of Contracts as of the end of such Collection Period.

          (ab)  "Delinquency Percentage" shall mean, with respect to any
                 ----------------------
                calculation period and any designated category of Contracts, the percentage equivalent of a fraction, the numerator of which is the sum of the Delinquent Contract Balances for each of the Collection Periods during such calculation period and the denominator of which is the sum of the aggregate principal balances of such designated category of Contracts, in each case determined as of the end of each of the Collection Periods during such calculation period.

          (ac)  "Delinquent Contract Balance" shall mean, with respect to any
                 ---------------------------
                Collection Period and any designated category of Contracts, the aggregate principal balance of such designated category of Contracts that were 60 days or more past due as of the end of such Collection Period or, without duplication, as of the date such Contracts were repurchased pursuant to Section 9 hereof.

          (ad)  "Eligible Contract" shall mean, as of any date of determination,
                 -----------------
                a Contract that complies in all material respects with the representations and warranties set forth in Exhibit B hereto and that has not been repurchased, and is not required to be repurchased, pursuant to Section 9 hereof.
                                         ---------

          (ae)  "Effective Date" shall mean the date upon which the initial
                 --------------
                public offering by Wilshire Financial Services Group Inc. is completed.

          (af)  "Engagement Letter" means the letter agreement dated November
                 -----------------
                15, 1996 between CSFB and WFC relating to, inter alia, the transactions contemplated herein.

          (ag)  "ERISA" shall mean the Employee Retirement Income Security Act
                 -----
                of 1974, as amended.

          (ah)  "Financed Manufactured Home" shall mean any new or used
                 --------------------------
                Manufactured Home financed by loans arising under Manufactured Home Loan Contracts.

          (ai)  "First Mortgage Loan Contract" shall mean a loan or other debt
                 ----------------------------
                instrument secured by a first Mortgage on a residential dwelling, including, without limitation, all Records relating to such First Mortgage Loan Contract and all related security interests, the Related Assets and all rights to receive payments thereunder and all other proceeds thereof (including, without limitation, any recourse rights against third persons) from and after the related Purchase Date.

          (aj)  "Fixed Rate Contract" shall mean a Contract bearing an interest
                 -------------------
                 rate that is fixed for the life of such Contract.

          (ak)  "GAAP" shall mean General Accepted Accounting Principles.
                 ----

          (al)  "Guarantor" shall mean WFSG, or any successor thereto.
                 ---------

          (am)  "Guaranty Agreement" shall mean the guaranty dated November 15,
                 ------------------
                1996 issued by WFSG for the benefit of the Buyer.

          (an)  "Insurance Policies" shall mean the policy of fire and extended
                 ------------------
                coverage insurance (and federal flood insurance, if applicable) required to be maintained for the related Mortgaged Property (as provided in the Underwriting Standards) and which may be a blanket insurance policy maintained by the Servicer in accordance with the terms and conditions set forth in the Custodial Agreement.

          (ao)  "Land-and-Home Contract" shall mean a Manufactured Home Loan
                 ----------------------
                Contract that is secured in part, or intended to be secured in part, by the lien of a Mortgage.

          (ap)  "LIBOR" shall have the meaning assigned thereto in Section 16(a)
                 -----
                hereof.

          (aq)  "List of Contracts" shall have the meaning assigned in Section 4
                 -----------------
                hereof.

          (ar)  "Loan-to-Value Ratio" shall mean as of any date, the fraction,
                 -------------------
                expressed as a percentage, the numerator of which is the Outstanding Principal Amount of the related Contract at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

          (as)  "Management Team" shall mean the group of managers of the
                 ---------------
                Seller, which shall include Lawrence A. Mendelsohn and Andrew A. Wiederhorn.

          (at)  "Manufactured Home" shall mean a unit of manufactured housing
                 -----------------
                which meets the requirements of Section 25(e)(10) of the Code, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

          (au) "Manufactured Home Loan Contract" shall mean each manufactured housing fixed rate retail installment sale contract, installment loan agreement and Land-and-Home Contract, including, without limitation, all Records relating to such Manufactured Home Loan Contract, and all related security interests, the Related Assets and all rights to receive payments thereunder and all other proceeds thereof (including, without limitation, any recourse rights against third persons) from and after the related Purchase Date.

          (av)  "MHLC Lockbox Account" shall have the meaning assigned in the
                 --------------------
                Custodial Agreement.

          (aw)  "MLC Lockbox Account" shall have the meaning assigned in the
                 -------------------
                Custodial Agreement.

          (ax)  "Monthly Payments" shall mean the scheduled monthly payments of
                 ----------------
                principal and interest on a Mortgage Loan Contract which is payable by an Obligor under a Mortgage Note.

          (ay)  "Monthly Servicing Fee" shall have the meaning assigned in the
                 ---------------------
                Custodial Agreement.

          (az)  "Mortgage" shall mean the mortgage or deed of trust creating a
                 --------
                lien on an estate in fee simple interest in the real property securing the related Contract.

          (ba)  "Mortgage Loan Contracts" shall mean First Mortgage Loan
                 -----------------------
                Contracts and Second Mortgage Loan Contracts.

          (bb)  "Mortgage Note" shall mean the note or other evidence of the
                 -------------
                indebtedness of an Obligor secured by a Mortgage.

          (bc)  "Mortgaged Property" shall mean the real property, including any
                 ------------------
                improvements thereon, or Manufactured Home securing the related Contract, or both as the case may be.

          (bd)  "Multiemployer Plan" shall mean a multiemployer plan (within the
                 ------------------
                meaning of Section 4001(a)(3) of ERISA) in respect of which Seller makes contributions or has liability.

          (be)  "Net Loss Rate" shall mean, with respect to any Collection
                 -------------
                Period and any designated category of Contracts, the percentage equivalent of a fraction, the numerator of which is the product of (i) 12 and (ii) the net losses in respect of such Contracts for such Collection Period, determined in accordance with the credit and collection policies of the Servicer, and the denominator of which is the aggregate principal balance of such designated category of Contracts as of the end of such Collection Period.

          (bf)  "Non-Originated Contracts" shall mean Contracts that are not
                 ------------------------
                Originated Contracts.

          (bg)  "Notice Date" shall have the meaning assigned thereto in Section
                 -----------
                4(a) hereof.

          (bh)  "Obligor" shall mean each Person who is indebted under a
                 -------
                Contract.

          (bi)  "Originated Contracts" shall mean Contracts that were originated
                 --------------------
                by WFC or by a Person on behalf of WFC with whom WFC has or had a correspondent relationship, and conform to the Underwriting Standards.

          (bj)  "Outstanding Principal Amount" shall have the meaning assigned
                 ----------------------------
                in the Custodial Agreement.

          (bk)  "PBGC" shall mean the Pension Benefit Guaranty Corporation, and
                 ----
                any successor thereto.

          (bl)  "Person" shall mean any legal person, including any individual,
                 ------
                corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature.

          (bm)  "Plan" shall mean any pension plan (other than a Multiemployer
                 ----
                Plan) covered by Title IV of ERISA, which is maintained by Seller or in respect of which Seller has liability.

          (bn)  "Prime Rate" shall mean, with respect to any date of
                 ----------
                determination, the daily prime loan rate as reported in The Wall
                                                                            ----
                Street Journal as most recently available as of the date of
                --------------
                determination or, if such rate is not published for any reason, a daily prime loan rate from a comparable financial publication.

          (bo)  "Records" shall mean, with respect to any Contract, all
                 -------
                documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards and related property and rights) relating to such Contract.

          (bp)  "Related Assets" shall mean (i) Seller's security interest in
                 --------------
                the Mortgaged Property and rights, remedies, powers and privileges under the related Mortgage or other security instrument, (ii) Seller's rights, remedies, powers and privileges under the Contracts, including any personal guaranty thereof, (iii) Seller's rights, remedies, powers and privileges under the Agreement and the Custodial Agreement, (iv) Seller's rights, remedies, powers and privileges under the Dealer Agreements, including but not limited to Dealer Recourse and any holdback amounts, (v) Seller's rights, remedies, powers and privileges under the Insurance Policies, and (vi) all proceeds of the foregoing.

          (bq)  "Reportable Event" shall mean any of the events set forth in
                 ----------------
                Section 4043(c) of ERISA or the regulations thereunder.

          (br)  "Second Mortgage Loan Contract" shall mean a loan or other debt
                 -----------------------------
                instrument secured by a second Mortgage on a residential dwelling with respect to which WFC is the holder and/or originator of the first Mortgage on such residential dwelling, including, without limitation, all Records relating to such Second Mortgage Loan Contract and all related security interests, the Related Assets and all rights to receive payments thereunder and all other proceeds thereof (including, without limitation, any recourse rights against third persons) from and after the related Purchase Date.

          (bs)  (Notwithstanding the definition set forth in Paragraph 1 of the
                Repurchase Agreement, "Securities" shall mean Contracts
                                       ----------
                purchased pursuant to this Agreement.

          (bt) "Servicer" shall refer to Wilshire Funding Corporation in its capacity as servicer under the Custodial Agreement, or any successor or assigns (as expressly permitted pursuant to the terms of the Custodial Agreement) thereto.

          (bu)  "Termination Date" shall have the meaning assigned thereto in
                 ----------------
                Section 13 hereof.

          (bv)  "Transaction" shall, in addition to the definition set forth in
                 -----------
                the Repurchase Agreement, refer to substitutions pursuant to Paragraph 9 of the Repurchase Agreement.

          (bw)  "Transaction Documents" means this Agreement, the Custodial
                 ---------------------
                Agreement, the Engagement Letter and any related agreements.

          (bx)  "Transaction Notice" shall have the meaning assigned thereto in
                 ------------------
                Section 4(b) hereof.

          (by)  "Underwriting Standards" shall mean the standards attached
                 ----------------------
                hereto as Exhibit D with respect to Originated Contracts.

          (bz)  "WFSG" shall mean Wilshire Financial Services Group Inc.
                 ----

3.        COMMITMENT.  On the terms and subject to the conditions set forth in
          ----------
          this Agreement, the Custodial Agreement, and the relevant Confirmation Buyern agrees to purchase from the Seller Eligible Contracts and Seller agrees to repurchase such Eligible Contracts from Buyer.

4.        CONFIRMATIONS.
          -------------

          (a) An agreement to enter into a Transaction may not be entered into orally. Unless otherwise agreed, Seller shall give Buyer at least two (2) Business Days prior notice of any proposed Purchase Date (the date on which such notice is set, the "Notice Date").

          (b)   On the Notice Date, Seller shall deliver to Buyer and Custodian
                (i) a request to enter into the related Transaction, in the form of Schedule 1 hereto (each, a "Transaction Notice") and (ii) on Computer Tape and in such computer readable form as requested by the Buyer, the List of

                Contracts relating to the Contracts subject to such Transaction. With respect to a Notice Date pursuant to Section 4(a) above, Seller shall also deliver to the Custodian on or before 1:00 p.m. New York City time on such Notice Date the items listed in
                Section 3.1 of the Custodial Agreement. Furthermore, Seller shall, upon reasonable notice, make available or, at Buyer's request, deliver to the Buyer or the Custodian any other documents in its possession relating to the Contracts for inspection by Buyer.

                The List of Contracts ("List of Contracts") shall include fields of information requested by Buyer, including, without limitation, information set forth in Exhibit D to the Custodial Agreement.

          (c) When Buyer determines that (i) any Non-Originated Contracts are acceptable to Buyer or (ii) any Originated Contracts are Eligible Contracts, or both, and will be purchased pursuant to a Transaction, Buyer will confirm the terms of each Transaction by delivering a written confirmation to Seller, with a copy delivered to the Custodian, on or before the related Purchase Date, in the form of Schedule 2 attached hereto (a "Confirmation"); provided that Buyer shall not confirm the terms of a Transaction or deliver a written confirmation to Seller until Buyer has received from the Custodian a certification that the Custodian has received, for each Contract to be subject to such Transaction, the items listed in Section 3.1 of the Custodial Agreement. Seller shall review the Confirmation and, if in agreement therewith, shall return (i) a copy of such fully signed Confirmation by facsimile transmission to the Buyer prior to the payment of the Purchase Price by Buyer on the Purchase Date, and (ii) the original executed copy of such Confirmation to the Buyer within 48 hours of the settlement of such Transaction.

          (d) Any Confirmation by Buyer shall be deemed to have been received by Seller: (i) on the date sent if given by telecopy, telex or other telecommunication device capable of transmitting or creating a written record directly to the office of Seller, and
                (ii) on the Business Day following the day sent if sent by a nationally recognized overnight courier service.

5.        BUYER MARGIN MAINTENANCE.  Paragraph 4(a) of the Repurchase Agreement
          ------------------------   --------------
          is hereby modified to provide that if the notice to be given by Buyer to Seller under such Paragraph 4(a) is given at or prior to 1:00 p.m. New York City time, Seller shall transfer cash or the Additional Purchased Securities to Buyer prior to the close of business in New York City on the date of such notice, and if such notice is given after 1:00 p.m. New York City time, Seller shall transfer cash or the Additional Purchased Securities prior to the close of business in New York City on the Business Day following the date of such notice. The Custodial Agreement shall set forth further terms and provisions relating to Buyer's and Seller's rights and obligations under Paragraph 4 of the Repurchase Agreement.

6.        SELLER MARGIN MAINTENANCE.  Paragraph 4(b) of the Repurchase Agreement
          -------------------------   --------------
          is hereby deleted in its entirety.

7.        SECURITY INTEREST.
          -----------------

          (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Seller shall have granted to Buyer a security interest in all of the Purchased Securities that is not subject to any prior security interests created under the Uniform Commercial Code in the appropriate jurisdiction.

          (b) Seller shall pay all fees and expense associated with perfecting and maintaining such security interest including, without limitation, the cost of filing financing statements and continuation statements under the Uniform Commercial Code and the recording of any assignment of Mortgage in the appropriate jurisdiction as and when required thereunder or specified by Buyer.

          (c) In the event that Buyer elects to engage in repurchase transactions with the Purchased Securities or otherwise elects to pledge or hypothecate the Purchased Securities, Seller shall, at the request of Buyer and at the expense of Seller, do and perform such acts and things necessary to enable the Custodian to do and perform such further acts and things and to execute and deliver to Buyer and its counterparty such additional documents, acknowledgements, powers and instruments as are required by Buyer in connection with such transaction and such counterparty, it being understood and agreed that Seller will retain all servicing rights in respect of any Purchased Securities so transferred.

8.        REPRESENTATIONS; COVENANTS.
          --------------------------

          (a) Each party represents and warrants, and shall on and as of the Purchase Date for any Transaction and on and as of each date thereafter through the related Repurchase Date be deemed to represent and warrant, as follows:

                i) The execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

                ii) The Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of the Agreement.

          (b) Seller hereby makes, and on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date shall be deemed to have made, the representations and warranties to Buyer set forth in Exhibit A and Exhibit B hereto. The representations and warranties set forth herein shall survive transfer of the Purchased Securities to the Buyer and shall continue for so long as the Purchased Securities are subject to this Agreement. In the event Buyer engages in a repurchase transaction with any of the Purchased Securities or otherwise pledges or hypothecates any of the Purchased Securities, Buyer shall have the right to assign to Buyer's counterparty any representations or warranties in Exhibit B hereof as they relate to the Purchased Securities that are subject to such repurchase transaction. provided, however,
                                                            --------  -------
                that Buyer hereby represents and warrants that so long as this Agreement is in effect, any repurchase transaction entered into between Buyer and a counterparty with respect to Contracts which are the subject of a Transaction hereunder shall not permit such counterparty to assert a breach of an assigned representation or warranty made by Seller with respect to such Contracts (as set forth in Exhibit B hereunder) against Seller unless Buyer is in default of its obligations under such repurchase transaction.

          (c) Buyer represents and warrants that it is a separate and independent corporate entity from the custodian named in the Custodial Agreement. Buyer does not own a controlling interest in such custodian either directly or through affiliates and no director or officer of Buyer is also a director or officer of such custodian.

9.        REPURCHASE OF CONTRACTS.
          -----------------------

          (a) Upon discovery by the Seller of a breach of any of the representations and warranties set forth in Exhibit B, the Seller shall give prompt written notice thereof to the other party. If the Seller does not correct or cure such breach on or before the 15th day following the earlier of discovery of such breach by Seller or receipt of notice of such breach, then the Seller shall repurchase such Contract on the Repurchase Date next succeeding such 15th day following receipt of such notice (or, if such 15th day following receipt of such notice occurs on a Repurchase Date, on such Repurchase Date).

          (b) Seller shall repurchase from Buyer on each Repurchase Date (without regard to whether the full amount of the Repurchase Price for any Transaction is payable on such Repurchase Date) each Contract that is a Defaulted Contract as of such Repurchase Date. Any such repurchase made in respect of a Transaction effected prior to the scheduled Repurchase Date shall reduce the Repurchase Price payable on such Repurchase Date by the amount paid in respect of such repurchase.

          (c) In addition to the foregoing, Seller hereby indemnifies and holds harmless Buyer for any loss, liability, expense (including attorney fees) or damage suffered or incurred by Buyer arising from or in any way related directly to a breach by Seller of any representation or warranty of Seller in this Agreement.

10.       EVENTS OF DEFAULT.
          -----------------

          (a)   The term "Event of Default" shall, in addition to the definition
                          ----------------
                set forth in the Repurchase Agreement, include the following events:

                 i) Buyer shall have reasonably determined that Seller is or will be unable to meet its commitments under any of the Transaction Documents or that the Guarantor is or will be unable to meet its commitments under the Guaranty Agreement and shall have notified Seller or Guarantor, as applicable, of such determination and Seller or Guarantor, as applicable, shall not have responded with appropriate information to the contrary to the satisfaction of the notifying party within two (2) Business Days.

                 ii) The Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby.

                 iii) A final judgement by any competent court in the United States of America for the payment of money in an amount of at least $100,000 is rendered against Seller and the same remains undischarged for a period of 30 days during which execution of such judgement is not effectively stayed.

                 iv) WFC shall fail to observe or perform any of the covenants or agreements under any Transaction Document, which failure, in the reasonable judgment of CSFB, materially and adversely affects the ability of WFC to perform under any such Transaction Document.

                 v) Any material event of default or any event which with notice, the passage of time or both shall constitute a material event of default shall occur and be continuing under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which WFC is bound or affected.

                 vi) In the good faith judgment of CSFB a material adverse change shall have occurred in the business, operations or financial condition of WFC or the Guarantor.

                 vii) CSFB shall not have received (a) a certificate, substantially in the form set forth in Paragraph II.(c)(2) of Exhibit A hereto, on the 5th Business Day of each month with respect to the prior month's activity, and (b) a certificate, substantially in the form set forth in Paragraph II.(c)(1) of Exhibit A hereto, within ten (10) Business Days following the date the related annual or quarterly financial statement is required to be delivered.

                 vii) WFC shall be in default with respect to any provision under any material debt contract or agreement, any servicing agreement or any lease to which it is a party, which default, in the judgment of CSFB, could materially and adversely affect the financial condition of WFC (which defaults include, but are not limited to, an Act of Insolvency of WFC or the failure of WFC to make required payments under such contract or agreement as they become due).

                 ix) Any representation or warranty made by WFC in Exhibit A hereto, or in Paragraph I. (bb), (bc) or (bd) of Exhibit B hereto or in Paragraph II. (bb), (bc) or (bd) of Exhibit B hereto or in Section 5.8 of the Custodial Agreement shall have been materially incorrect or untrue when made or repeated or when deemed to have been made or repeated, or any representation or warranty made by the Guarantor in the Guaranty Agreement shall be incorrect or untrue at any time during the term of the Guaranty Agreement.

                 x) WFC shall fail to promptly notify CSFB of (i) the acceleration of any material debt obligation or the termination of any credit facility of WFC, respectively;
                        (ii) the amount of any material funding facility entered into after the date hereof; (iii) any adverse developments with respect to pending or future litigation involving

                        WFC, respectively; and (iv) any other developments which would, in the good faith judgment of Buyer, materially and adversely affect the financial condition of WFC.

                 xi) Either WFC's or the Guarantor's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of WFC or the Guarantor, as applicable, as a "going concern" or a reference of similar import.

                 xii) With respect to any Originated Contracts, any material amendment to the Underwriting Standards or practices which was not previously approved in writing by the Buyer.

                 xiii) Either (i) a change in Control (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of WFC shall have occurred other than in connection with and as a result of the issuance and sale by WFC of common stock or (ii) any two members of the Management Team of the Seller shall cease to be an officer of the Seller and to function in substantially the same capacity as such member functions as of the date hereof.

          (b)   In addition to the rights of the Buyer pursuant to Paragraph 11
                                                                   ------------
                of the Repurchase Agreement, upon the occurrence of an Event of Default by Seller:

                i)      Buyer's commitment to purchase Eligible Contracts under
                        Section 3 hereof shall immediately terminate;

                ii) All rights of Seller to receive payments, other than the Monthly Servicing Fee which it would otherwise be authorized to receive pursuant to the Custodial Agreement shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller;

                iii) All payments which are received by Seller contrary to the provisions of the preceding clause (ii) shall be received in trust for the benefit of Buyer and shall as soon as practicable, but no more than three (3) Business Days after receipt, be segregated from other funds of Seller; and

                iv) The Pricing Rate for each day from and after the date of such Event of Default shall be a per annum rate equal to the sum of (i) LIBOR and (ii) 3.50%.

          (c) Each event specified in Section 10(a) of these Supplemental Terms may, at the option of CSFB, cause an acceleration of the Repurchase Date for a Transaction and shall be in addition to any other rights of CSFB to cause such an acceleration under the Agreement.

11.       EVENTS OF TERMINATION.  At the option of CSFB, exercised by written
          ---------------------
          notice to WFC, Buyer's commitment to purchase Eligible Contracts that are not the subject of a Transaction as of the occurrence of any of the following events shall immediately terminate; provided, however,
                                                            --------  -------
          that in the event of an occurrence of an event specified in subsections (c), (d) or (e) of this Section 11, then Buyer's commitment to purchase shall terminate only with respect to the affected type of Contract specified in clauses (i) and (ii) thereof:

                (a) In the judgment of CSFB a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of WFC or the Guarantor.

                (b) CSFB shall request written assurances as to the financial well-being of WFC or the Guarantor and such assurances shall not have been provided within two (2) Business Days of such request.

                (c) (A) With respect to the four Collection Periods immediately preceding the date of determination, the Delinquency Percentage for either (i) Manufactured Home Loan Contracts or (ii) Mortgage Loan Contracts that are Originated Contracts shall exceed 10%; or (B) With respect to the twelve Collection Periods immediately preceding the date of determination, the Delinquency Percentage for either designated category of Contracts described in the preceding clauses (i) and (ii) shall exceed 3.5%.

                (d) With respect to the three Collection Periods immediately preceding the date of determination, the weighted average Default Rate for such Collection Periods with respect to either (i) all Manufactured Home Loan Contracts or (ii) all Mortgage Loan Contracts that are Originated Contracts, in each case weighted on the basis of the aggregate principal balance of all Contracts described in the preceding clause (i) or clause (ii) as of the end of the applicable Collection Period, shall exceed 2.75%.

                (e) With respect to the three Collection Periods immediately preceding the date of determination, the weighted average Net Loss Rate for such Collection Periods with respect to either (i) all Manufactured Home Loan Contracts or (ii) all Mortgage Loan Contracts that are Originated Contracts, in each case weighted on the basis of the aggregate principal balance of all Contracts described in the preceding clause (i) or clause (ii), as of the end of the applicable Collection Period, shall exceed 1.75%.

12.       INTENTIONALLY OMITTED.
          ---------------------

13.       TERM OF AGREEMENT.
          -----------------

          (a) The parties hereto agree that this Agreement shall be effective as of the Effective Date. The parties further agree that the initial Transaction hereunder shall not take place until after the Effective Date.

          (b)   The last sentence of Paragraph 15 of the Repurchase Agreement is
                                     ------------
                hereby deleted. Subject to earlier termination as set forth below, the Agreement shall terminate on the Repurchase Date occurring in the 24th calendar month following the date of the Agreement (such termination date, as it may be extended pursuant to the following proviso, the "Termination Date") and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on such date; provided,
                                                                 --------
                however, that the Agreement and any Transaction outstanding
                -------
                hereunder may be extended by mutual agreement of CSFB and WFC; and provided further, however, that neither party shall be obligated to agree to such an extension. It is further understood and agreed that if, notwithstanding the foregoing, any Transaction shall remain outstanding subsequent to the termination of the Agreement, the relevant provisions of the Agreement shall be deemed to govern the termination of such outstanding Transaction as if such provisions have survived.

14.       FINANCIAL STATEMENTS.  As of the date hereof, the parties hereto have
          --------------------
          each provided the other with such party's audited year-end financial statements and such party's most recent publicly available interim financial statement, if any.

15.       MINIMUM AND MAXIMUM TRANSACTION AMOUNTS.  With respect to
          ---------------------------------------
          Transactions:

          (a) The minimum amount of any Transaction under this Agreement shall have an aggregate Repurchase Price of $1,000,000 unless CSFB shall have consented to a lesser amount with respect to any individual Transaction.

          (b) The aggregate outstanding Repurchase Price for the Purchased Securities subject to the Agreement at any one time shall not exceed (i) an amount equal to $250,000,000 in the aggregate minus, at any time, the aggregate outstanding repurchase price for the purchased securities subject to the Master Repurchase Agreement and Annex I, Additional Supplemental Terms To The Master Repurchase Agreement, each dated as of July 29, 1996, and each between Wilshire Credit Corporation, as seller, and CSFB, as buyer, as supplemented and modified by a Supplement Agreement To Repurchase Agreement and Custodial Agreement dated as of July 29, 1996 between CSFB, Wilshire Credit Corporation and Bankers Trust Company of California, N.A., as custodian, (ii) $75,000,000 with respect to Manufactured Home Loan Contracts, and (iii) in the case of Second Mortgage Loan Contracts, 25% of the then outstanding aggregate Repurchase Price for First Mortgage Loan Contracts.

16.       PRICING RATE; PURCHASE PRICE.
          ----------------------------

          (a) The Pricing Rate with respect to each Transaction hereunder shall be a per annum rate equal to (i) with respect to First Mortgage Loan Contracts, LIBOR plus 1.50%, (ii) with respect to Second Mortgage Loan Contracts, LIBOR plus 1.90%, (iii) with respect to Manufactured Home Loan Contracts that are "A" and "B" Contracts, as defined in the Underwriting Standards, LIBOR plus 1.90%, and (iv) with respect to Manufactured Home Loan Contracts that are "C" and "D" Contracts, as defined in the Underwriting Standards, LIBOR plus 2.90%. LIBOR shall be the offered rate for United States dollars with a maturity of one month which appears on Telerate as of 9:00 A.M., New York City time, on the Purchase Date for such Transaction, provided, however, that if such
                                           --------  -------
                rate does not appear on the Dow Jones Telerate Service page 3750 (or such other page as may replace that page on that service) or if such service is no longer offered, the rate for United States dollars with a maturity of one month quoted by such other service as may be selected by the Buyer.

        (b) Notwithstanding the definition set forth in Paragraph 2(m) of the Repurchase Agreement, the "Purchase Price" with respect to each Transaction shall be the lesser of (i) the product of
                (a)(x) in respect of Originated Contracts that are (1) First Mortgage Loan Contracts or Manufactured Home Loan Contracts, .95, or (2) Second Mortgage Loan Contracts, .85, or (y) in respect of Non-Originated Contracts, a percentage to be determined and mutually agreed upon by Buyer and Seller on a case by case basis, and (b) the Market Value of each Contract to be purchased by Buyer pursuant to such Transaction and (ii) the aggregate Outstanding Principal Amount of the Contracts.

17.     REPURCHASE DATE AND REPURCHASE PRICE.  On each Repurchase Date, unless
        ------------------------------------
        (i) Buyer shall have notified Seller of an Event of Default pursuant to Paragraph 11 of the Repurchase Agreement or Section 10 hereof or the parties otherwise mutually agree, or (ii) such Repurchase Date shall be the Termination Date, Seller and Buyer shall rollover all Transactions maturing on such date into a single Transaction with respect to all Purchased Securities (other than Purchased Securities rejected by Buyer pursuant hereto or subject to repurchase by Seller on such Repurchase Date pursuant hereto) which were the subject of the matured Transactions. Seller shall pay to Buyer on each Repurchase Date the excess, if any, of (A) the Repurchase Price for all Transactions terminating on such Repurchase Date over (B) the Purchase Price of the Purchased Securities purchased by Buyer on such Repurchase Date pursuant to the preceding sentence and any other Purchased Securities purchased in different Transactions on such date. If the difference between (A) and (B) above is a negative number, Buyer shall pay to Seller the absolute value thereof. Payment of amounts shall be made by wire transfer in immediately available funds in accordance with the intended recipient's written instructions.

18.     ADDITIONAL INFORMATION.
        ----------------------

        (a) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Contract that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

        (b) Seller agrees to provide Buyer from time to time with such information concerning Seller of a financial or operational nature as Buyer may reasonably request.

        (c) Seller shall provide Buyer with copies of all filings made by or on behalf of Seller or any entity that controls Seller, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

        (d) Prior to the occurrence of an Event of Default, Buyer agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Buyer shall be permitted to disclose the Information
                (a) to such of its respective officers, directors, employees, agents, affiliates, representatives and auditors, on a need to know basis, (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, upon prior notice thereof (unless prohibited by the terms of such subpoena or process) to the Seller, (d) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 18(d) or (ii) becomes lawfully available to the Buyer on a nonconfidential basis from a source other than the Seller or
                (iii) is material to a counterparty of Buyer in the normal course and Buyer gives notice to such counterparty that such Information is subject to confidentiality and such counterparty (which shall be disclosed to Seller) agrees to the maintenance of confidentiality substantially on the terms in this Section 18(d), or (e) to the extent disclosure of such Information is necessary as determined by Buyer in order for Buyer to enforce or defend its rights under the Agreement. For the purposes of this Section 18(d), "Information" shall mean all financial
                                     -----------
                statements, certificates, reports, or material non-public information that are received from the Seller and clearly identified and marked as Confidential at the time of delivery. The provisions of this Section 18(d), shall remain operative and in full force and effect regardless of the expiration and term of this Agreement. To the extent Buyer reasonably incurs any costs and expenses, including reasonable attorneys' fees, to enforce, defend or comply with the terms or provisions of this
                Section 18(d), Seller agrees to promptly reimburse Buyer such costs and expenses, including reasonable attorneys' fees; provided, however, that Seller shall have no obligation to make
                --------  -------
                such reimbursement in the event such costs and expenses were incurred as a result of Buyer's negligence or misconduct in complying with the terms of Section 18(d) hereof.

19.     REJECTION OF SECURITIES.  Buyer may reject any Originated Contract
        -----------------------
        from inclusion in a Transaction hereunder if Buyer determines, in its sole discretion, that such Originated Contract was not originated in conformity with the Underwriting Standards.

20.     RIGHT OF SET-OFF.  In addition to its rights hereunder, Buyer shall
        ----------------
        have the right to proceed against any assets of Seller which may be in the possession of Buyer, including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set-off cash, the proceeds of the liquidation of the Purchased Securities and Additional Purchased Securities, any collateral or its proceeds, and all other sums or obligations owed by Buyer to Seller hereunder against all of Seller's obligations to Buyer, whether under this Agreement or under a Transaction, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from

          Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

21.       OPINIONS OF COUNSEL.  Seller shall, on or prior to the date of the
          -------------------
          first Transaction hereunder, cause to be delivered to Buyer, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit C hereto, in form and substance acceptable to
                       ---------
          CSFB. Buyer shall have the right to request, on an annual basis, from Seller, and Seller shall promptly provide to Buyer after receipt of such request, an opinion of counsel to the effect that Buyer has as of the date of such opinion a perfected security interest in the Purchased Securities that are subject to the Agreement, which opinion shall be subject to customary and standard exceptions and qualifications.

22.       ADDITIONAL CONDITIONS.  Prior to entering into the initial Transaction
          ---------------------
          under this Agreement, Seller shall cause each of the following conditions to occur:

          (a) A Custodial and Servicing Agreement to cover the custody and servicing of the Contracts, in a form satisfactory to CSFB, shall have been executed and delivered by the parties thereto;

          (b) WFC shall have disclosed information satisfactory to CSFB with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of WFC;

          (c) WFC shall have executed and delivered to CSFB an engagement letter agreement in form and substance satisfactory to CSFB;

          (d) A guaranty agreement in form and substance satisfactory to CSFB shall have been executed and delivered by Seller's parent, WFSG;

          (e) WFC and WFSG shall have delivered or caused to be delivered to CSFB an opinion of counsel to WFC and WFSG in form and substance satisfactory to CSFB;

          (f) WFC shall have executed and delivered to CSFB an indemnification agreement letter in form and substance satisfactory to CSFB;

          (g) WFC and WFSG shall have executed and delivered to CSFB a Certificate of Secretary of WFC and WFSG a Certificate of Officer of WFC and WFSG , both in form and substance satisfactory to CSFB;

          (h) WFC and WFSG shall have delivered to CSFB a certified copy of the corporate resolutions duly adopted by the board of directors of WFC and WFSG in form and substance satisfactory to CSFB;

          (i) WFC and WFSG shall have delivered to CSFB a Certificate of Good Standing under the laws of the jurisdiction in which WFC and WFSG is formed and organizaed; and

          (j) WFC and WFSG shall have delivered to CSFB certified copies of WFC's and WFSG's article of incorporation and by-laws.
23.     REPURCHASE TRANSACTIONS.  CSFB may in its sole election engage in
        -----------------------
        repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Securities with a counterparty of CSFB's choice, subject to compliance with Section 18(d) hereof; provided, however, that no such transaction
                                   --------  -------
        by CSFB shall relieve CSFB of its obligations to WFC in connection with the repurchase by WFC of any Purchased Securities in accordance with the terms of this Agreement and the relevant Confirmation.

24.     NEW YORK JURISDICTION; WAIVER OF JURY TRIAL.  WFC agrees to submit to
        -------------------------------------------
        personal jurisdiction in the State of New York in any action or proceeding arising out of the Agreement. CSFB and WFC each hereby waive the right of trial by jury in any litigation arising hereunder.

26.     FURTHER ASSURANCES. Seller agrees to do such further acts and things
        ------------------
        and to execute and deliver to Buyer such additional assignments, acknowledgements, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the purposes of the Agreement, to perfect the interests of the Custodian in the Contracts and the Related Assets or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

27.     BINDING TERMS. All of the representations, warranties, covenants,
        -------------
        stipulations, promises and agreements in the Agreement shall bind and inure to the benefit of the successors of the parties hereto, whether expressed or not.

28.     NOTICES AND OTHER COMMUNICATIONS. Any provision of Paragraph 13 of the
        --------------------------------
        Repurchase Agreement to the contrary notwithstanding, any notice required or permitted by the Agreement shall be in writing (including telegraphic, facsimile or telex communications) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth in Annex II attached hereto.

29.     FEES AND DISBURSEMENTS. Seller shall promptly pay all reasonable fees
        ----------------------
        and expenses (including without limitation those of counsel and accountants) incurred by Buyer and Custodian in entering into the Transaction Documents to which it is a party and the Transactions. In the event that either party commences a lawsuit or proceeding against the other in connection with the Agreement, any and all reasonable attorneys' fees and costs incurred by the Buyer in connection with such lawsuit or proceeding shall be paid by the Seller.

30.     DEFAULT BY BUYER. In the event Buyer breaches its obligations to
        ----------------
        purchase or resell Contracts under the Agreement, then such breach shall constitute an event of default by Buyer under the Engagement Letter, and WFC shall have no obligations to Buyer with respect to any Offerings (as defined in the Engagement Letter) that close after the date of such breach.

31.     PREPAYMENT.
        ----------

        (a) Seller shall have the right to accelerate any Repurchase Date for any Transaction at any time and prepay any Transaction prior to the Repurchase Date and thereby terminate the Transaction, without penalty or premium, subject, however, to payment of Breakage Costs by Seller to Buyer as provided in subsection (b) below.

        (b) Breakage Costs shall be paid by Seller to Buyer at the time of prepayment and shall be calculated as follows ("Breakage Costs"): the product of (x) the aggregate Repurchase Price (excluding Price Differential) and (y) the product of (i) the Breakage Rate and (ii) a fraction, the numerator of which is the Breakage Period and the denomination of which is 360. "Breakage Rate" shall mean the applicable Pricing Rate minus the prevailing one (1) month LIBOR. "Breakage Period" shall mean the number of days from the date of prepayment to and including the scheduled Repurchase Date.

          IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         CS FIRST BOSTON MORTGAGE CAPITAL CORP.,
                               as Buyer

                         By
                           -------------------------------------
                          Name:
                          Title:


                         WILSHIRE FUNDING CORPORATION,
                               as Seller

                         By
                           -------------------------------------
                          Name:
                          Title:

                                   EXHIBIT A

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     I. WFC represents, warrants and covenants, as of the date hereof and as of each day during the term of the Agreement, as follows:

     (a)  Due Organization and Qualification.  WFC is a corporation duly
          ----------------------------------
organized, validly existing and in good standing under the laws of the state of Delaware. WFC is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently
            ---------
conducted and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Contract unenforceable in any respect or would otherwise have a material adverse effect upon any Transaction.

     (b)  Power and Authority. WFC has all necessary power and authority to
          -------------------
conduct its business as currently conducted, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transactions.

     (c)  Due Authorization. The execution, delivery and performance of the
          -----------------
Transaction Documents by WFC have been duly authorized by all necessary corporate action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person.

     (d)  Noncontravention. None of the execution and delivery of the
          ----------------
Transaction Documents by WFC, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction
Documents:

          (i) conflicts with or results in any breach or violation of any provision of the articles or certificate of incorporation or by-laws of WFC or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to WFC, or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over WFC;

          (ii) constitutes a material default by WFC under or a material breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which WFC is a party or by which it or any of its properties is or may be bound or affected; or

          (iii) results in or requires the creation of any lien upon or in respect of any of the assets of WFC except as otherwise expressly contemplated by the Transaction Documents.

     (e)  Legal Proceedings.  There is no action, proceeding or investigation by
          -----------------
or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Contracts, WFC or any of its affiliates, or any properties or rights of WFC or any of its affiliates, pending or threatened, which, in any case, if decided adversely, would have a material adverse effect with respect to WFC or any Contract.

     (f)  Valid and Binding Obligations.  Each of the Transaction Documents to
          -----------------------------
which WFC is a party when executed and delivered by WFC will constitute the legal, valid and binding obligations of WFC, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

     (g)  Financial Statements. The financial statements of WFC, copies of which
          --------------------
have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of each of WFC as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent financial statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in such financial statements, WFC is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a material adverse change in the business or operations of WFC.

     (h)  ERISA.  If applicable, WFC is in compliance with ERISA and has not
          -----
incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

     (i)  Accuracy of Information. None of the documents or information prepared
          -----------------------
by or on behalf of Seller and provided by Seller to Buyer relating to WFC or its financial condition contain any statement of a material fact with respect to WFC or the Transactions that was untrue or misleading in any material respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to WFC, that would render any of such documents or information untrue or misleading in any material respect.

     (j)  No Consents.  No consent, license, approval or authorization from, or
          -----------
registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by WFC of this Agreement or of any other Transaction Document.

     (k)  Compliance With Law. Etc. No practice, procedure or policy employed or
          -------------------
proposed to be employed by WFC in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a material adverse effect upon WFC.

     (l)  Solvency: Fraudulent Conveyance.  WFC is solvent and will not be
          -------------------------------
rendered insolvent by the Transaction and, after giving effect to such Transaction, WFC will not be left with an unreasonably small amount of capital with which to engage in its business. WFC does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. WFC is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of WFC or any of its assets. The amount of consideration being received by the Seller upon the sale of the Contracts to Buyer and thereafter upon the sale of any Contracts by the Seller to the Buyer constitutes reasonably equivalent value and fair consideration for such Contracts. WFC is not transferring any Contracts with any intent to hinder, delay or defraud any of its creditors.

     (m)  Investment Company Act Compliance.  WFC is neither required to be
          ---------------------------------
registered as an "investment company" as defined under the Investment Company Act nor under the control of an "investment company" as defined under the Investment Company Act.

     (n)  Taxes. WFC has filed all federal and state tax returns which are
          -----
required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by WFC in connection with a Transaction and the execution and delivery of the Transaction Documents have been paid (other than for taxes that are being contested in good faith or for which it has established adequate reserves).

     (o)  Licenses. Other than as set forth in Schedule 3 hereto, Buyer will not
          --------
be required as a result of purchasing Contracts to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation where the failure to be so licensed, registered, approved or qualified, or to have obtained permits, would materially and adversely affect the Transactions.

     II. WFC hereby agrees that during the term of the Agreement, unless Buyer shall otherwise expressly consent in writing:

          (a)   Compliance With Agreements and Applicable Laws. WFC shall
                ----------------------------------------------
     perform each of its obligations under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

          (b)   Financial Statements: Accountants' Reports: Other Information.
                -------------------------------------------------------------
     WFC shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Additional Contracts to the Buyer. WFC shall furnish or cause to be furnished to Buyer:

                (i)     Annual Financial Statements. As soon as available, and
                        ---------------------------
          in any event within 120 days after the close of each fiscal year WFC, the consolidated or combined, as applicable, audited balance sheets of WFC as of the end of such fiscal year and the audited statements of income and changes in equity of WFC for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of WFC's independent accountants (who shall be, in each case, a nationally recognized firm or otherwise acceptable to Buyer).

                (ii)    Quarterly Financial Statements. As soon as available,
                        ------------------------------
          and in any event within 60 days after the close of each of the first three quarters of each fiscal year of WFC, the consolidated or combined, as applicable, unaudited balance sheets of WFC as of the end of such quarter and the unaudited statements of income and changes in equity of WFC for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

                (iii)   Monthly Financial Statements. As soon as available, and
                        ----------------------------
          in any event within 60 days after the last day of each calendar month, the consolidated or combined, as applicable, unaudited balance sheets of WFC as of the end of such calendar month and the unaudited statements of income and changes in equity of WFC for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied subject to normal year-end adjustments.

                (iv)    Contract Performance Data. Monthly reports in form and
                        -------------------------
          scope satisfactory to CSFB, setting forth data regarding the performance of the Contracts, including, without limitation, information with respect to delinquencies, repossessions, charge-offs, Obligor bankruptcies, extensions and modifications and such other information as CSFB may reasonably request.

                (v)     Monthly Servicing Diskettes. A computer tape and a
                        ---------------------------
          diskette (or any other electronic transmission acceptable to Buyer) in a format acceptable to the Buyer containing such information with respect to the Contracts and the servicing of the Contracts as CSFB may reasonably request.

                (vi)    Annual Budgets; Business Plans. Such annual budgets,
                        ------------------------------
          monthly and annual comparisons of conformity of operations with annual budgets, annual projections of financial and operations results, strategic business plans and other internal reports prepared or reviewed by Executive Management as CSFB may reasonably request.

                (vii)   Other Information. Upon the reasonable request of Buyer,
                        -----------------
          Seller shall permit Buyer or its authorized agents (A) to inspect the books and records of WFC as they may relate to the obligations of WFC under the Transaction Documents and the Transactions and WFC's business; (B) to discuss the affairs, finances and accounts of WFC with its respective chief operating officer and chief financial officer, in each case no more frequently than annually, unless an Event of Default has occurred; and (C) to discuss the affairs, finances and accounts of WFC with its independent accountants, provided that an officer of WFC shall have the right to be present
          --------
          during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of WFC. In addition, WFC shall promptly (but in no case more than 30 days following issuance or receipt) provide to Buyer a copy of all correspondence between WFC or any affiliate and the PBGC, Internal Revenue Service, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of WFC will be maintained at the respective addresses designated herein for receipt of notices, unless WFC shall otherwise advise Buyer in writing.

                (viii) promptly after the filing or sending thereof, copies of all proxy statements, financial statements, reports and registration statements which WFC files, or delivers to, the Internal Revenue Service, the Securities and Exchange Commission, or any other federal, state or foreign government agency, authority or body which supervises the issuance of securities by WFC or any national securities exchange.

          (c) Compliance Certificate. (1) WFC shall deliver to Buyer concurrently with the delivery of the annual and quarterly financial statements required by paragraphs II.(b)(i) and II.(b)(ii) of this Exhibit A a certificate signed by the chief financial officer of WFC stating that:

                (i) a review of WFC's performance under the Transaction Documents during such period has been made under such officer's supervision; and

                (ii) the attached financial reports are complete and correct in all material respects and present fairly the financial condition and results of operations of WFC as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments); provided, however,
                                                              --------  -------
          that such certificate as to unaudited quarterly financial statements may be based on the signer's knowledge and belief.

          (2) WFC shall deliver to Buyer monthly a certificate signed by the Chief Financial Officer of WFC stating that:

                (i) to the best of such individual's knowledge, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if WFC has a right to cure any such Default or Event of Default, stating in reasonable detail the steps, if any, being taken by WFC to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates.

          (d)   Notice of Material Events. WFC shall promptly inform (unless, in
                -------------------------
     the case of clause (i) only, prohibited by applicable law) Buyer in writing of the occurrence of any of the following:

                (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation
          (A) against WFC pertaining to the Contracts in general, (B) with respect to a material portion of the Contracts or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a material portion of the Contracts;

                (ii) any change in the location of WFC's principal office or any change in the location of WFC's books and records;

                (iii)   the occurrence of any Default or Event of Default; or

                (iv) any other event, circumstance or condition that has resulted, or has a material possibility of resulting, in a material adverse effect upon WFC.

          (e)   Further Assurances. WFC will file or cause to be filed all
                ------------------
     necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the lien on and first priority security interest in the Contracts.

          (f)   Independent Entity. WFC is a separate and independent corporate
                ------------------
     entity from the custodian named in the Custodial Agreement and the servicer named therein, WFC does not own a controlling interest in such custodian or Servicer either directly or through affiliates and no director or officer of WFC is also a director or officer of such custodian or Servicer;

          (g)   Corporate Existence. WFC shall preserve and maintain its
                -------------------
     existence, rights, franchises and privileges and shall at all times continue to be duly organized under the laws of the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a reasonable likelihood of having a material adverse effect on the business or properties of the Seller.

          (h)   Maintenance of Licenses.  WFC shall maintain all licenses,
                -----------------------
     permits, charters and registrations as are material to the performance by WFC of its business or its obligations under the Transaction Documents.

          (i)   Keeping of Records and Books of Account. Seller shall maintain
                ---------------------------------------
     and implement administrative and operating procedures (including, an ability to recreate records evidencing the Contracts in the event of the destruction of the originals thereof), and shall keep and maintain, or cause to be kept or maintained, all documents, books, records and other information which, in the reasonable determination of Buyer, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Contracts. Seller shall maintain or cause to be maintained at all times accurate and complete books, records and accounts relating to the Contracts, which books and records shall be marked to indicate the transfer of the Contracts under the Agreement.

          (j)   Minimum Net Worth. Seller and its parent, WFSG, shall maintain
                -----------------
     at all times on and after the Effective Date an aggregate minimum combined Net Worth of Seller and its parent, WFSG, of not less than Thirty Million Dollars ($30,000,000.00). The "Net Worth" of any party as of any date of determination shall be equal to the sum of (i) the par value of its capital stock, (ii) additional paid-in capital plus retained earnings (or minus accumulated deficit) of such party on a consolidated basis, each item to be determined in accordance with generally accepted accounting principles, less (x) amounts attributable to stock that may be redeemed at the option of the holder and with respect to which such holder has elected to have such stock redeemed and (y) intangible assets.

          (k)   Limitations on Debt. The ratio of the total combined Debt of the
                -------------------
     Seller and its parent, WFSG, to the combined Net Worth of the Seller and its parent, WFSG, plus the outstanding principal amount of any combined subordinate Debt of the Seller and its parent, WFSG, shall not be more than 15 to 1, unless otherwise agreed to by Buyer. "Debt" of any party shall mean any indebtedness, contingent or otherwise, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit or representing the balance deferred and unpaid of the purchase price of any property (except any such balance that constitutes a trade payable and an accrued liability arising in the ordinary course of business that is not overdue by more than 90 days or that is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a consolidated balance sheet of such party prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included, indebtedness secured by a lien or mortgage to which the property or assets owned or held by such party is subject (whether or not the obligations secured thereby shall have been assumed), guarantees of items that would be included within this definition (without regard to whether such items would appear upon such balance sheet), and obligations in respect of interest rate swap obligations as and to the extent governed by GAAP; provided, however, that
                                                        --------  -------
     "Debt" shall not include any of the foregoing to the extent the obligee in respect thereof does not have recourse to substantially the whole of the assets of such party. The amount of Debt of such party at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date. "Net Worth" shall have the meaning assigned thereto in subsection (j) above.

                                   EXHIBIT B

REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING MORTGAGE LOAN CONTRACTS AND
------------------------------------------------------------------------------
MANUFACTURED HOME LOAN CONTRACTS
--------------------------------

I.   Representations and Warranties Regarding Mortgage Loan Contracts.
---------------------------------------------------------------------

          WFC makes the following representations and warranties with respect to each Mortgage Loan Contract, as of each Purchase Date with respect to such Mortgage Loan Contract, which representations and warranties shall survive transfer of each such Mortgage Loan Contract to Buyer pursuant to the Agreement:

     (a) The information set forth in the List of Contracts and any other information in respect to a Mortgage Loan Contract given by Seller to Buyer is true and correct;

     (b) Each Mortgage Loan Contract is principally secured by the related Mortgaged Property. Such Mortgaged Property is improved by a one- to four-family residential dwelling, which, to the best of such Seller's knowledge, does not include cooperatives or mobile homes other than a permanently affixed mobile home or manufactured housing units which constitute real property under state law;

     (c) Each Mortgage Loan Contract is being serviced by the Seller, and is not subject to any subservicing arrangement except for an interim servicing arrangement which shall not exceed sixty (60) days;

     (d) Each First Mortgage Loan Contract is secured by a valid and subsisting first lien on the Mortgaged Property and each Second Mortgage Loan Contract is secured by a valid and subsisting second lien on the related Mortgaged Property subject only to a first lien on such Mortgaged Property, and subject in both cases, except in respect to some of the Second Mortgage Loan Contracts, to the exceptions to title set forth in the title insurance policy or the title opinion of counsel with respect to the related Mortgage Loan Contract, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by the related Mortgage;

     (e) No Mortgage Loan Contract has been sold, transferred, assigned, or pledged by Seller to any Person other than Buyer. Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner of, each Mortgage Loan Contract; and immediately upon the transfer and assignment herein contemplated, the Buyer will hold good, marketable and indefeasible title, to, and be the sole owner of, each Mortgage Loan Contract free and clear of all liens, charges, restrictions on transferability, mortgages, security interests, encumbrances or rights of others.

As of the Purchase Date, the lien or security interest in favor of the Buyer with respect to the Mortgage Loan Contracts will be perfected by the delivery of the Mortgage Loan Contracts to the Custodian, which Mortgage Loan Contracts the Custodian will hold on behalf of the Buyer, the filing of financing statements on Form UCC-1 in each jurisdiction where such recording or filing is necessary for the perfection of the security interest in favor of the Buyer, the recording of any assignment of Mortgage in the appropriate jurisdiction, and no other filings or recordings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Buyer's first priority lien on and security interest in the Mortgage Loan Contracts as against any third parties. The Agreement constitutes a valid transfer and assignment of the Mortgage Loan Contracts enforceable against creditors of WFC.

     (f) As of the Purchase Date, none of the Originated Contracts that are Mortgage Loan Contracts are Defaulted Contracts;

     (g) To the best of the Seller's knowledge, except as otherwise disclosed to Buyer in writing (i) there is no delinquent tax or assessment lien on any Mortgaged Property except those liens for which funds sufficient to discharge such liens are held in escrow by the Servicer or an escrow agent and
(ii) each Mortgaged Property is free of material damage and is in average repair;

     (h) Each Mortgage Loan Contract is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (i) To the best of the Seller's knowledge, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except
(i) those which are insured against by the title insurance policy and (ii) those liens for which funds sufficient to discharge such liens are held in escrow by the Seller or an escrow agent;

     (j) Each Originated Contract that is a Mortgage Loan Contract at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury laws, local licensing, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws;

     (k) To the best of Seller's knowledge, each Non-Originated Contract that is a Mortgage Loan Contract at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury laws, local licensing, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws;

     (l) With respect to each First Mortgage Loan Contract or Originated Contracts that are Second Mortgage Loan Contracts, if applicable, either (A) a Seller's title insurance policy, issued in standard or American Land Title Association form (with modifications, if any, approved by the state in which the related Mortgaged Property is located) by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the original principal amount of such First Mortgage Loan Contract or such Originated Contract that is a Second Mortgage Loan Contract insuring the mortgagee's interest under the related Mortgage Loan Contract as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage Loan Contract, subject only to a survey exception and other exceptions of the character referred to in clauses (d), (h) and (j) above, was effective on the date of the origination of such Mortgage Loan Contract, and, as of the Purchase Date, such policy will be valid and thereafter such policy shall continue in full force and effect, or (B) in those jurisdictions in which it is customary to obtain opinions of counsel as to title matters rather than title insurance, an opinion of counsel as to the mortgagee's interest under the related Mortgage Loan Contract as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, was obtained on the date or origination of such Mortgage Loan Contract;

     (m) At the Purchase Date, the Mortgaged Property is covered by a (i) valid and existing hazard insurance policy with a carrier licensed in the state in which the Mortgaged Property is located that provides for fire and extended coverage representing coverage not less than the least of (A) the Outstanding Principal Amount of the related Mortgage Loan Contract and, in the case of a Second Mortgage Loan Contract, the Outstanding Principal Amount of the related First Mortgage Loan Contract, (B) the minimum amount required to compensate for loss or damage on a replacement cost basis or (C) the full insurable value of the Mortgaged Property and (ii) if the improvements are in a special flood hazard area, a flood insurance policy with the same minimum amount. All individual insurance policies are the valid and binding obligation of the related insurer and contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums then due thereon have been paid or are subject to a blanket policy. The Mortgage obligates the obligor thereunder to maintain all such insurance at the obligor's cost and expense. Seller has caused to be performed any and all acts required to preserve the rights and remedies of Buyer in any such insurance policies applicable to the Mortgage Loan Contracts; including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Buyer;

          (n) Each hazard insurance policy required to be maintained under this Agreement with respect to such Mortgage Loan Contract is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect or the risks are otherwise covered by a blanket policy;

          (o) To the best of the Seller's knowledge, no Mortgaged Property was, at origination, located within a 1 mile radius of any site with environmental or hazardous waste risks, where actual knowledge is defined as not including knowledge imputable by virtue of availability or accessibility to information relating to environmental or hazardous waste sites thereof;

          (p) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan Contract had full legal capacity to execute all Mortgage Loan Contract documents and convey the estate therein purported to be conveyed;

          (q) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the security interests or lien of the Buyer and which has been or will be delivered to the Custodian. The substance of any such alteration or modification is reflected on the Contract Schedule. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller (or are in the process of being recorded);

          (r) No instrument of release or waiver has been executed in connection with any Mortgage Loan Contract, and no Obligor has been released, in whole or in part, except for partial release relating to those granted in the ordinary course of business;

          (s) To the best of the Seller's knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest. With respect to Mortgaged Properties that are the subject of a ground lease, to the best of the Seller's knowledge, all lease rents, other payments or assessments that have become due have been paid and the Obligor is not in material default under any other provisions of the lease and the lease is valid, in good standing and in full force and effect;

          (t) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan Contract or the use for which the premises were intended;

          (u) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property except for minor encroachments that do not materially reduce the value of the Mortgaged Property;

          (v) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (w) The proceeds of the Mortgage Loan Contract have been fully disbursed to the Obligor or into an escrow account (i) for completion of improvements to the Mortgaged Property or (ii) for the payment of taxes, insurance, or other liens on the Mortgaged Property or (iii) to pay contractors for construction on the Mortgaged Property, and there is no obligation on the part of the mortgagee to make future advances thereunder. To the best of Seller's knowledge, any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loan Contract were paid;

          (x) The related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

          (y) No Mortgage Loan Contract was originated under a buydown plan except for a cash buydown paid at closing;

          (z) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Obligor;

          (aa) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Buyer or the Custodian to the trustee under such deed of trust, except in connection with a trustee's sale after default by the Obligor;

          (ab) No Originated Contract that is a Mortgage Loan Contract has a shared appreciation feature, or other contingent interest feature;

          (ac) With respect to each Originated Contract that is a Second Mortgage Loan Contract, the related first lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related first lien may be adjusted not more frequently than once every six months;

          (ad) With respect to each Originated Contract that is a Second Mortgage Loan Contract, either (i) the mortgage instrument related to the first lien indicates that no consent for the Mortgage Loan Contract is required by the holder of the related first lien or (ii) if consent is required by such mortgage instrument, such consent has been obtained and is contained in the Mortgage File;

          (ae) The maturity date of each Originated Contract that is a Second Mortgage Loan Contract is prior to the maturity date of the related first lien if such first lien provides for a balloon payment; and with respect to any first lien that provides for negative amortization or deferred interest, the balance of such first lien used to calculate the combined Loan-to-Value Ratio for such Second Mortgage Loan Contract is based on the maximum amount of negative amortization possible under such first lien;

          (af) To the best of the Seller's knowledge, all parties which have had any interest in the Mortgage Loan Contract, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or
(D) not doing business in such state so as to require qualification or licensing;

          (ag) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan Contract in the event the related security for the Mortgage Loan Contract is sold without the prior consent of the mortgagee thereunder;

          (ah) All advances made prior to (and excluding) the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Contract Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan Contract. The Mortgage Note does not permit or obligate the Seller to make future advances to the Obligor at the option of the Obligor;

          (ai) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the Obligor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

          (aj) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, except the passage of time for a payment to be made under a Mortgage Loan Contract that does not exceed the number of days established for a Mortgage Loan Contract to be deemed a Defaulted Contract; and Seller has not waived any default, breach, violation or event of acceleration except for acceptance of late payments and workout arrangements consistent with any applicable servicing arrangement;

          (ak) To the best of Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

          (al) With respect to each Mortgage Loan Contract that has a Contract Rate that is adjustable, all of the terms of the Mortgage and the Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance are enforceable, such adjustments will not affect the priority of the lien on the Mortgage, and all of the interest rate calculations have been properly calculated, recorded, reported and applied in accordance with the Mortgage and the Mortgage Note;

          (am) An appraisal, completed by independent fee appraisers, was performed with respect to each Mortgage Loan Contract and is contained in the Servicer's files, and no appraisal was based solely on a cost approach analysis;

          (an) No Mortgage Loan Contract is secured by a leasehold interest which does not extend for a period of at least five (5) years after the term of the Mortgage Loan Contract;

          (ao) Each Fixed Rate Contract that is a Mortgage Loan Contract and not a Balloon Contract provides for a schedule of substantially level and equal monthly scheduled payments which are sufficient to amortize fully the principal balance of such Mortgage Note on or before its maturity date, which maturity date is not more than thirty (30) years from the date of origination of such Fixed Rate Contract. Each Balloon Contract that is a Mortgage Loan

Contract has an original term to stated maturity of at least five (5) years and an amortization schedule not greater than thirty (30) years;

          (ap) Each Originated Contract that is a Mortgage Loan Contract was, in all material respects, underwritten according to the Underwriting Standards;

          (aq) Each Originated Contract that is a Mortgage Loan Contract shall permit either partial or full prepayment of such Mortgage Loan Contract without penalty or premiums where such penalties are prohibited;

          (ar) None of the Mortgage Loan Contracts shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State. All of the Mortgage Loan Contracts shall be due from Obligors who are citizens, or legal resident aliens, of the United States of America;

          (as) No Mortgage Loan Contract shall have been satisfied, subordinated, or rescinded, nor shall any Mortgaged Property have been released from the lien granted by the related Mortgage in whole or in part;

          (at) No Originated Contract that is a Mortgage Loan Contract shall have been charged off in whole or in part as of the Purchase Date;

          (au) No Mortgage Loan Contract shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Mortgage Loan Contract under the Agreement shall be unlawful, void, or voidable. Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Mortgage Loan Contracts;

          (av) There shall be only one original executed copy of each Mortgage Loan Contract and such originated executed copy shall be in the possession of the Custodian;

          (aw)  [Intentionally Omitted];

          (ax) The number of scheduled payments shall not have been extended on any Originated Contract that is a Mortgage Loan Contract on or before the Purchase Date;

          (ay) Each Originated Contract that is a Mortgage Loan Contract shall have a first scheduled payment due on or prior to sixty (60) calendar days after the origination thereof;

          (az) All allocations of payments with respect to each Originated Contract that is a Mortgage Loan Contract to principal and interest, and determinations of periodic charges and the like, shall be made using the actuarial method or the simple interest method, based on a 360-day year consisting of twelve 30-day months. Each payment on a Mortgage Loan

Contract shall be applied first to the amount of interest accrued on such Mortgage Contract and then to reduce the principal amount outstanding on the Mortgage Loan Contract;

          (ba) No Mortgage Loan Contract shall be subject to a then repurchase obligation under the terms of the related Mortgage Loan Contract which repurchase obligation has not been satisfied within thirty (30) calendar days after the occurrence of an event triggering such repurchase obligation;

          (bb) By the Purchase Date, the Seller will have caused the portions of the electronic ledger relating to the Mortgage Loan Contracts to be clearly and unambiguously marked to show that the Mortgage Loan Contracts have been transferred to Buyer;

          (bc) The Computer Tape made available by the Seller to the Buyer and the Custodian on the Purchase Date was complete and accurate and includes a description of the same Mortgage Loan Contracts that are described in the List of Contracts;

          (bd) No selection procedures adverse to the Buyer were utilized in selecting the Mortgage Loan Contracts from those Mortgage Loan Contracts owned by Seller eligible for transfer to the Buyer pursuant to the Agreement;

          (be) Each Obligor has been instructed to make scheduled payments on its Mortgage Loan Contracts to Seller at the MLC Lockbox Account as provided in the Custodial Agreement;

          (bf) No error, omission, misrepresentation, negligence, fraud or similar action occurred on the part of any Person in connection with the origination of any Originated Contract that is a Mortgage Loan Contract. To the best of Seller's knowledge, no error, omission, misrepresentation, negligence, fraud or similar action occurred on the part of any Person in connection with the origination of any Non-Originated Contract that is a Mortgage Loan Contract; and

          (bg) No Mortgaged Property has been foreclosed or is in foreclosure status, unless otherwise agreed to by Buyer.

II.  Representations and Warranties Regarding Manufactured Home Loan Contracts.
                  ------------------------------------------------------------


          WFC makes the following representations and warranties with respect to each Manufactured Home Loan Contract, as of each Purchase Date with respect to such Manufactured Home Loan Contract, which representations and warranties shall survive transfer of each such Manufactured Home Loan Contract to Buyer pursuant to the Agreement:

          (a) WFC information set forth in the List of Contracts and any other information in respect to a Manufactured Home Loan Contract given by Seller to Buyer is true and correct;

          (b) Each Manufactured Home Loan Contract is principally secured by the related Mortgaged Property;

          (c) Each Manufactured Home Loan Contract is being serviced by Seller, and is not subject to any subservicing arrangement except for an interim servicing arrangement which shall not exceed sixty (60) days;

          (d) Immediately prior to the sale, assignment, and transfer thereof, each Manufactured Home Loan Contract shall be secured by a validly perfected first priority security interest in or lien on the Financed Manufactured Home and Mortgaged Property, if any in favor of Seller as secured party and upon the sale thereof to Buyer on the related Purchase Date, Buyer shall have a valid and effective assignment of such security interest, and all filings and recordings (including, without limitation, UCC filings, notations or certificates of title, the recording of any assignment of Mortgage in the appropriate jurisdiction, as applicable) have been made and all other actions taken that are necessary to provide Buyer a first priority perfected security interest in or lien on the Financed Manufactured Home and Mortgaged Property;

          (e) No Manufactured Home Loan Contract has been sold, transferred, assigned, or pledged by Seller to any Person other than Buyer. Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated, Seller held good, marketable and indefeasible title to, and was the sole owner of, each Manufactured Home Loan Contract; and immediately upon the transfer and assignment herein contemplated, the Buyer will hold good, marketable and indefeasible title, to, and be the sole owner of, each Manufactured Home Loan Contract free of all liens, charges, mortgages, security interests, encumbrances, restrictions on transferability or rights of others. As of the Purchase Date, the lien or security interest in favor of the Buyer with respect to the Manufactured Home Loan Contract will be perfected by the delivery of the Manufactured Home Loan Contracts to the Custodian, which Manufactured Home Loan Contracts the Custodian will hold on behalf of the Buyer, the filing of financing statements on Form UCC-1 in each jurisdiction where such recording or filing is necessary for the perfection of the security interest in favor of the Buyer, including notations on certificates of title, if necessary, the recording of any assignment of Mortgage in the appropriate jurisdiction, and no other filings or recordings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Buyer's first priority lien on and security interest in the Manufactured Home Loan Contracts as against any third parties.

          (f) As of the related Purchase Date other than financing statements naming Seller as "seller/debtor" and Buyer as "purchaser/secured party," there is no effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or registered in any public office filed by Seller or purporting to be filed on behalf of Seller covering any interest of any kind in the Manufactured Home Loan Contract or intended so to be, except those in favor of Buyer;

          (g) As of the Purchase Date, none of the Originated Contracts that are Manufactured Home Loan Contracts are Defaulted Contracts;

          (h) To the best of the Seller's knowledge, (i) there is no delinquent tax or assessment lien on any Mortgaged Property except those liens for which funds sufficient to discharge such liens are held in escrow by the Servicer or an escrow agent and (ii) each Mortgaged Property is free of material damage and is in average repair;

          (i) Each Manufactured Home Loan Contract is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Manufactured Home Loan Contract, or the exercise of any right thereunder, render the Manufactured Home Loan Contract unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (j) To the best of the Seller's knowledge, there is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the security interest in the Mortgaged Property granted by the Manufactured Home Loan Contract;

          (k) Each Originated Contract that is a Manufactured Home Loan Contract at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury laws, local licensing, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws;

          (l) To the best of Seller's knowledge, each Non-Originated Contract that is a Manufactured Home Loan Contract at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury laws, local licensing, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other applicable consumer credit laws and equal credit opportunity and disclosure laws;

          (m) With respect to each Manufactured Home Loan Contract secured by a Mortgage, either (A) a Seller's title insurance policy, issued in standard or American Land Title Association form (with modifications, if any, approved by the state in which the related Mortgaged Property is located) by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the original principal amount of such Manufactured Home Loan Contract insuring the mortgagee's interest under the related Manufactured Home Contract as the holder of a valid first Mortgage lien of record on such real property, subject only to a survey exception and other exceptions of the character referred to in any related Title Insurance Policy and in subsections (h) and (j) above, was effective on the date of the origination of such Manufactured Home Loan Contract, and, as of the Purchase Date, such policy will be valid and thereafter such policy shall continue in full force and effect, or (B) in those jurisdictions in which it is customary to obtain opinions of counsel as to title matters rather than title insurance, an opinion of counsel as to the mortgagee's interest under the related Mortgage as the holder of a valid first Mortgage lien of record on the real property described in the related Mortgage, was obtained on the date or origination of the related Manufactured Home Loan Contract;

          (n) At the Purchase Date, the Mortgaged Property is covered by a (i) valid and existing hazard insurance policy with a carrier licensed in the state in which the Mortgaged Property is located that provides for fire and extended coverage representing coverage not less than the least of (A) the Outstanding Principal Amount of the related Manufactured Home Loan Contract, (B) the minimum amount required to compensate for loss or damage on a replacement cost basis or
(C) the full insurable value of the Mortgaged Property and (ii) if the improvements are in a special flood hazard area, a flood insurance policy with the same minimum amount. All individual insurance policies are the valid and binding obligation of the related insurer and contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums then due thereon have been paid or are subject to a blanket policy. The Manufactured Home Loan Contract obligates the Obligor thereunder to maintain all such insurance at the Obligor's cost and expense. Seller has caused to be performed any and all acts required to preserve the rights and remedies of Buyer in any such insurance policies applicable to the Manufactured Home Loan Contracts, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishment of co-insured, joint loss payee and mortgagee rights in favor of the Buyer;

          (o) Each hazard insurance policy required to be maintained under this Agreement with respect to such Manufactured Home Loan Contract is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect or is otherwise covered by a blanket policy;

          (p) To the best of the Seller's actual knowledge, no Mortgaged Property was, at origination, located within a 1 mile radius of any site with environmental or hazardous waste risks, where actual knowledge is defined as not including knowledge imputable by virtue of availability or accessibility to information relating to environmental or hazardous waste sites thereof;

          (q) Each Manufactured Home Loan Contract is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Manufactured Home Loan Contract had full legal capacity to execute all Manufactured Home Loan Contract documents and convey the estate therein purported to be conveyed;

          (r) The terms of the Manufactured Home Loan Contracts have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or filed or is in the process of being recorded or filed, if necessary, to protect the security interests or lien of the Buyer and which has been or will be delivered to the Custodian. The substance of any such alteration or modification is reflected on the Contract Schedule;

          (s) No instrument of release or waiver has been executed in connection with any Manufactured Home Loan Contract, and no Obligor has been released, in whole or in part, except for partial release relating to those granted in the ordinary course of business;

          (t) To the best of the Seller's knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Manufactured Home Loan Contract, except for interest accruing from the date of the Manufactured Home Loan Contract or the date of disbursement of proceeds thereunder, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest. With respect to Mortgaged Properties that are the subject of a ground lease, to the best of the Seller's knowledge, all lease rents, other payments or assessments that have become due have been paid and the Obligor is not in material default under any other provisions of the lease and the lease is valid, in good standing and in full force and effect;

          (u) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Manufactured Home Loan Contract or the use for which the premises were intended;

          (v) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property except for minor encroachments that do not materially reduce the value of the Mortgaged Property;

          (w) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (x) The proceeds of the Manufactured Home Loan Contract have been fully disbursed to the Obligor or into an escrow account (i) for completion of improvements to the Mortgaged Property or (ii) for the payment of taxes, insurance, or other liens on the Mortgaged Property or (iii) for the construction of the Manufactured Home, and there is no obligation on the part of the mortgagee to make future advances thereunder. To the best of Seller's knowledge, any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Manufactured Home Loan Contract were paid;

          (y) The Manufactured Home Loan Contract is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgaged Property;

          (z) No Manufactured Home Loan Contract was originated under a buydown plan except for a cash buydown paid at closing;

          (aa) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Obligor;

          (ab) With respect to each Mortgage constituting a deed of trust and securing a Manufactured Home Loan Contract, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Buyer or the Custodian to the trustee under such deed of trust, except in connection with a trustee's sale after default by the Obligor;

          (ac) No Originated Contract that is a Manufactured Home Loan Contract has a shared appreciation feature, or other contingent interest feature;

          (ad) To the best of the Seller's knowledge, all parties which have had any interest in the Manufactured Home Loan Contract, whether as obligee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

          (ae) The Manufactured Home Loan Contract contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Manufactured Home Loan Contract in the event the related security for the Manufactured Home Loan Contract is sold without the prior consent of the mortgagee thereunder;

          (af) All advances made prior to (and excluding) the Purchase Date have been consolidated with the Outstanding Principal Amount secured by the Manufactured Home Loan Contract, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the List of Contracts. The consolidated principal amount does not exceed the Original Principal Amount of the Manufactured Home Loan Contract. The Manufactured Home Loan Contract does not permit or obligate the Seller to make future advances to the Obligor at the option of the Obligor;

          (ag) The Manufactured Home Loan Contract contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security;

          (ah) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Manufactured Home Loan Contract and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, except for the passage of time for a payment to be made under the Manufactured Home Loan Contracts that does not exceed the number of days established for Manufactured Home Loan Contracts to be deemed a Defaulted Contract; and Seller has not waived any default, breach, violation or event of acceleration except for acceptance of late payments and workout arrangements consistent with any applicable servicing arrangement;

          (ai) To the best of Seller's knowledge, all parties to the Manufactured Home Loan Contract had legal capacity to execute the Manufactured Home Loan Contract and each Manufactured Home Loan Contract has been duly and properly executed by such parties;

          (aj) An appraisal, completed by independent fee appraisers, was performed with respect to each Manufactured Home Loan Contract and is contained in the Seller's Files, and no appraisal was based solely on a cost approach analysis;

          (ak) No Manufactured Home Loan Contract is secured by a leasehold interest which does not extend for a period of at least five (5) years after the term of the Manufactured Home Loan Contract;

          (al) Each Fixed Rate Contract that is a Manufactured Home Loan Contract and not a Balloon Contract provides for a schedule of substantially level and equal monthly scheduled payments which are sufficient to amortize fully the principal balance of such Manufactured Home Loan Contract on or before its maturity date, which maturity date is not more than thirty (30) years from the date of origination of such Fixed Rate Contract. Each Balloon Contract that is a Manufactured Home Loan Contract has an original term to stated maturity of at least five (5) years and an amortization schedule not greater than thirty
(30) years;

          (am) Each Originated Contract that is a Manufactured Home Loan Contract was, in all material respects, underwritten according to the Underwriting Standards;

          (an) Each Originated Contract that is a Manufactured Home Loan Contract shall (to the extent originated by a Dealer) have been purchased from a Dealer under an existing Dealer Agreement and sold to Seller (which Dealer had all necessary licenses and permits to originate such Contract) and shall have been validly sold and assigned by Seller to Buyer;

          (ao) Each Originated Contract that is a Manufactured Home Loan Contract shall permit either partial or full prepayment of such Manufactured Home Loan Contract without penalty or premiums where such penalties are prohibited;

          (ap) None of the Manufactured Home Loan Contracts shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State. All of the Manufactured Home Loan Contracts shall be due from Obligors who are citizens, or legal resident aliens, of the United States of America.

          (aq) No Manufactured Home Loan Contract shall have been satisfied, subordinated, or rescinded, nor shall any Mortgaged Property have been released from the lien granted by the related Manufactured Home Loan Contract in whole or in part;

          (ar) No Originated Contract that is a Manufactured Home Loan Contract shall have been charged off in whole or in part as of the Purchase Date;

          (as) No Manufactured Home Loan Contract shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Manufactured Home Loan Contract under the applicable Dealer Agreement or the Agreement shall be unlawful, void, or voidable. Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Manufactured Home Loan Contracts and has not entered into any agreement which prohibits, restricts or conditions the assignment of any Dealer Recourse;

          (at) There shall be only one original executed copy of each Manufactured Home Loan Contract and such originated executed copy shall be in the possession of the Custodian ;

          (au) Each Financed Manufactured Home shall have been a new or used manufactured home at the time the related Obligor executed the related Manufactured Home Loan Contract;

          (av) No Manufactured Home Loan Contract shall have a maximum amount financed that exceeds $100,000;

          (aw) The number of scheduled payments shall not have been extended on any Manufactured Home Loan Contract on or before the Purchase Date;

          (ax) Each Manufactured Home Loan Contract shall have a first scheduled payment due on or prior to sixty (60) calendar days after the origination thereof;

          (ay) All allocations of payments with respect to each Originated Contract that is a Manufactured Home Loan Contract to principal and interest, and determinations of periodic charges and the like, shall be made using the actuarial method or the simple interest method, based on a 360-day year consisting of twelve 30-day months. Each payment on a Manufactured Home Loan Contract shall be applied first to the amount of interest accrued on such Manufactured Home Loan Contract and then to reduce the principal amount outstanding on the Manufactured Home Loan Contract;

          (az) No Manufactured Home Loan Contract shall be subject to a then repurchase obligation under the terms of the related Manufactured Home Loan Contract or Dealer Agreement by a Dealer, an affiliate of the Dealer or any other entity, as the case may be, which repurchase obligation has not been satisfied within thirty (30) calendar days after the occurrence of an event triggering such repurchase obligation;

          (ba) By the Purchase Date, the Seller will have caused the portions of the electronic ledger relating to the Manufactured Home Loan Contracts to be clearly and unambiguously marked to show that the Manufactured Home Loan Contracts have been transferred to Buyer;

          (bb) The Computer Tape made available by the Seller to the Buyer and the Custodian on the Purchase Date was complete and accurate and includes a description of the same Manufactured Home Loan Contracts that are described in the List of Contracts;

          (bc) No selection procedures adverse to the Buyer were utilized in selecting the Manufactured Home Loan Contracts from those Manufactured Home Loan Contracts owned by Seller eligible for transfer to the Buyer pursuant to the Agreement;

          (bd) The representations and warranties of the Dealer in the Dealer Agreement with respect to each Manufactured Home Loan Contract purchased by Seller pursuant to such Dealer Agreement were substantially true and correct as of the date Seller acquired such Manufactured Home Loan Contract from that Dealer;

          (be) Each Obligor has been instructed to make scheduled payments on its Manufactured Home Loan Contracts to Seller at the MHLC Lockbox Account as provided in the Custodial Agreement;

          (bf) No error, omission, misrepresentation, negligence, fraud or similar action occurred on the part of any Person in connection with the origination of any Originated Contract that is a Manufactured Home Loan Contract. To the best of Seller's knowledge, no error, omission, misrepresentation, negligence, fraud or similar action occurred on the part of any Person in connection with the origination of any Non-Originated Contract that is a Manufactured Home Loan Contract;

          (bg) No Mortgaged Property that is a Manufactured Home has been repossessed or is in repossession status or has been foreclosed or is in foreclosure status;

          (bh) Each of the Manufactured Home Loan Contracts is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code; and

          (bi) Each Financed Manufactured Home is a residential manufactured home as defined in Section 601 of the National Manufactured Housing and Construction Standard Act of 1974 and was originated by one of the types of structures described in Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934.

                                                                       EXHIBIT C
                                                                       ---------

                          OPINION OF COUNSEL TO SELLER
                          ----------------------------

                                                                       EXHIBIT D
                                                                       ---------

                             UNDERWRITING STANDARDS
                             ----------------------

                                                                      SCHEDULE 1
                                                                      ----------
                           FORM OF TRANSACTION NOTICE

CS First Boston Mortgage Capital Corp.    Transaction No. __________
55 East 52nd Street
New York, New York  10055
Attention:

Bankers Trust Company of California, N.A.
3 Park Plaza
Irvine, California 92714
Attention:

Ladies and Gentlemen:

     The undersigned executes and delivers this notice ("Notice") pursuant to the requirements of the (i) Repurchase Agreement, dated as of November 15, 1996 (the "Repurchase Agreement") and Annex I, Additional Supplemental Terms dated as of November 15, 1996, in each case between CS First Boston Mortgage Capital Corp. ("Buyer") and Wilshire Funding Corporation ("Seller" or "WFC"), (ii) the Custodial and Servicing Agreement, dated as of November 15, 1996 (the "Custodial Agreement"), among WFC, as seller (in such capacity, "Seller") and as servicer (in such capacity, "Servicer"), Buyer and Bankers Trust Company of California, N.A., as custodian ("Custodian"), and (iii) the Supplement Agreement dated as of November 15, 1996 by and among CSFB, Seller, Servicer and Custodian in connection with the submission for sale thereunder on __________, 199 (the "Purchase Date") of the Contracts identified on the Computer Tape delivered herewith and the delivery of the related Custodian's Contract Files to Custodian. All capitalized terms used in this certificate without definition shall have the same meanings herein as they have in the Agreement.

     Seller hereby represents and certifies to Buyer as follows:

        1. As of this date, Seller is in compliance with all of the terms and conditions of the Agreement.

        2. Except as otherwise previously disclosed in writing to Buyer, Seller's representations and warranties set forth in the Transaction Documents and any other related document are true and accurate as of the date of this Notice.

        3. The Contracts, which are identified on such Computer Tape, satisfy the requirements of the eligibility set forth in the Transaction Documents and all related agreements between Buyer and Seller.

        4. Upon payment to Seller by Buyer of the Purchase Price in respect of the Transaction involving the Contracts, all of Seller's right (including the power to convey title thereto), title and interest in and to each document constituting the Custodian's Contract Files delivered to Custodian or held by or on behalf of Seller with respect to each purchased Contract, shall be transferred, assigned, set over and otherwise conveyed to Buyer.

        5.  The general terms of the sale are:

               A. Number of Contracts:
               B. Types of Contract:

                  (i)    First Mortgage Loan Contracts _____
                         (a) Originated _____
                         (b) Non-Originated _____

                  (ii)   Second Mortgage Loan Contracts _____
                         (a) Originated _____
                         (b) Non-Originated _____

                  (iii)  Manufactured Home Loan Contracts _____
                         (a) Originated
                                (x) Secured by Manufactured Homes _____
                                (y) Land-and-Home Loan Contracts _____

                         (b) Non-Originated
                                (x) Secured by Manufactured Homes _____
                                (y) Land-and-Home Loan Contracts _____

               C. Outstanding Principal Amount of Contracts: _____
               D. Purchase Date: __________
               E. Repurchase Date: __________


                                    WILSHIRE FUNDING CORPORATION

                                    By:
                                       ------------------------------------
                                    Name:
                                         ----------------------------------
                                    Title:
                                          ---------------------------------


                                 Schedule 1-1

                                                                      SCHEDULE 2
                                                                      ----------


                              FORM OF CONFIRMATION


Wilshire Funding Corporation
[Address]
Attention:

Confirmation No.:
                 -------------------------
Gentlemen:

  We have received your Transaction Notice attached hereto with respect to the Contracts listed in Appendix I hereto. This letter confirms our agreement to purchase from you such Contracts pursuant to the (i) Master Repurchase Agreement and Annex I, Additional Supplemental Terms, each dated as of November 15, 1996 and between CS First Boston Mortgage Capital Corp., as buyer ("Buyer") and Wilshire Funding Corporation, as seller ("Seller" or "WFC") and (ii) the Supplement Agreement to Repurchase Agreement and Custodial Agreement dated as of November 15, 1996 between Buyer, WFC as Seller and as servicer (in such capacity, "Servicer"), and Bankers Trust Company of California, N.A., as custodian, (collectively, the "Agreements"), as set forth below. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreements.

     Confirmation Date:

     Purchased Securities:

     Number of Contracts:

     Outstanding Principal Amount
     of Contracts:

     Purchase Date:

     Purchase Price:

     Pricing Rate:

     Repurchase Date:

     Percentage used to
     determine Buyer's


                                 Schedule 2-1

     Margin Amount:

     Market Value of
     Contracts (aggregate):



                                CS FIRST BOSTON MORTGAGE CAPITAL
                                CORP.,
                                 as Buyer


                                By:
                                   -----------------------------
                                Name:
                                     ---------------------------
                                Title:
                                      --------------------------


Acknowledged and Agreed to by:

WILSHIRE FUNDING CORPORATION,
 as Seller


By:
   --------------------------
Name:
     ------------------------
Title:
      -----------------------


                                 Schedule 2-2

                                                                      SCHEDULE 3
                                                                      ----------


             REQUIRED LICENSES, REGISTRATION AND/OR QUALIFICATIONS (EXHIBIT A, PARAGRAPH I.(O) TO ADDITIONAL SUPPLEMENTAL TERMS)



                                 Schedule 2-1

                                   ANNEX II

            NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES
            ------------------------------------------------------


                    CS FIRST BOSTON MORTGAGE CAPITAL CORP.
                               Park Avenue Plaza
                              55 East 52nd Street
                         New York, New York 10055-0186

                          Attention: Patrick McGrath
                          ---------

                          Telephone:  (212) 909-3556
                          Facsimile:  (212) 318-1427

               Any and all legal notices and the Certificate of
                 Compliance required to be delivered pursuant
               to Paragraph II.(c) of Exhibit A must be sent to:

                       Walter Fekula, Director of Credit
                      First Boston Mortgage Capital Corp.
                         11 Madison Avenue, 7th Floor
                           New York, New York 10010
                        Telephone Number (212) 325-3063
                        Facsimile Number (212) 325-8219



                         WILSHIRE FUNDING CORPORATION
                            1776 SW Madison Street
                            Portland, Oregon 97205


          Attention: Andrew A. Wiederhorn and Lawrence A. Mendelsohn
          ---------

                          Telephone:  (503) 223-5600
                           Facsimile: (503) 223-8799


                                    AII-1

                            SUPPLEMENT AGREEMENT TO
                  REPURCHASE AGREEMENT AND CUSTODIAL AGREEMENT


     This Supplement Agreement ("Supplement Agreement"), dated as of November 15, 1996, is entered into between CS First Boston Mortgage Capital Corp., as buyer, ("Buyer"), Wilshire Funding Corporation, in its capacity as seller (in such capacity, "Seller") and as servicer (in such capacity, "Servicer"), and Bankers Trust Company of California, N.A., as custodian ("Custodian").

                                R E C I T A L S

          A. Buyer and Seller entered into a Master Repurchase Agreement ("Master Agreement") dated as of November 15, 1996, and an Annex I, Additional Supplemental Terms To Master Repurchase Agreement, dated as of November 15, 1996 ("Additional Supplemental Terms") (collectively, the "Repurchase Agreement").

          B. Buyer, Seller, Custodian and Servicer entered into a Custodial and Servicing Agreement dated as of November 15, 1996 ("Custodial Agreement").

          C. Seller intends to sell to Buyer a Non-Performing Pool (as defined below) pursuant to a repurchase arrangement between Buyer and Seller.

          D. Buyer, Seller, Custodian and Servicer each desire to supplement and modify the terms of the Repurchase Agreement and the Custodial Agreement in so far as such Agreements do not contemplate the Non-Performing Pool.

          E. This Supplement Agreement shall apply only with respect to the Non-Performing Pool.


          NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained and in the Repurchase Agreement and the Custodial Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following modifications:

          1.    Miscellaneous. For all purposes of this Supplement Agreement,
                -------------
except as otherwise expressly provided or unless the context otherwise requires,
(a) unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them by the Repurchase Agreement or the Custodial Agreement, as applicable, (b) the capitalized terms expressly defined in this Supplement Agreement have the meanings assigned to them in this Supplement Agreement and include (i) all genders and (ii) the plural as well as the singular, (c) all references to words such as "herein", "hereof" and the like shall refer to this Supplement Agreement as a whole and not to any particular article or section within this Supplement


                                    AII-2

Agreement, (d) the term "include" and all variations thereon shall mean "include without limitation", and (e) the term "or" shall include "and/or".

          2.    Modifications and Supplements to the Additional Supplemental
                ------------------------------------------------------------
Terms.
-----

                A. The following definitions are hereby added to Section 2 of the Supplemental Additional Terms :

                        "Quick Sale BPO" means for each Mortgaged Property
                         --------------
                        relating to a Mortgage Loan Contract and each REO Property, the drive by valuation generally prepared by a real estate broker who is independent of the Servicer, Seller and Buyer, which valuation indicates the expected proceeds of a sale of such Mortgaged Property or REO Property, and includes certain assumptions, including those as to the condition of the interior of the applicable Mortgaged Property or REO Property and marketing time.

                        "Non-Performing Pool" means the pool of non-performing
                         -------------------
                        mortgage loans (characterized as Non-Originated Contracts that are Mortgage Loan Contracts) and REO Properties that are approved from time to time by Buyer in its sole discretion and such pool shall not exceed a Purchase Price of $75,000,000.

                B. The definition of Second Mortgage Loan Contract is hereby amended by inserting after the word "is" in the third line of such definition the following:

                        "or, as in the case of the Non-Performing Pool, is not"

                        Sections 11(c), (d) and (e) of the Additional Supplemental Terms shall not apply to the Non-Performing
                C.      Pool.

                D. Sections 15(b)(ii) and (iii) of the Additional Supplemental Terms shall not apply to any Contracts contained in the Non-Performing Pool. Section 15(b) shall be amended by adding after the word "Contracts" in the sixth line of said Section 15(b) the following:

                        "and (iv) $75,000,000 with respect to Mortgage Loan Contracts in the Non-Performing Pool."

                E. Section 16(a)(i) through and including (iv) of the Additional Supplemental Terms shall not apply to the Non-Performing Pool.


                                    AII-3

                        However, with respect to Mortgage Loan Contracts in the Non-Performing Pool, the Pricing Rate shall be LIBOR plus 2.50%.

                F. Section 16(b)(i)(a)(x) and (y) of the Additional Supplemental Terms shall not apply to the Non-Performing Pool. However, in respect of Mortgage Loan Contracts in the Non-Performing Pool, the multiplier shall be ".90".

                G. In respect of the Non-Performing Pool, notwithstanding the existence of any REO Property arising as a result of a foreclosure of a Mortgaged Property, the related Mortgage Loan Contract shall be deemed outstanding for purposes of the calculation of the Repurchase Price and the repurchase obligation of Seller under the terms and conditions of the Repurchase Agreement, and the payment of the Repurchase Price for such Mortgaged Loan Contract by Seller shall entitle Seller to receive the related REO Property.

                H. Exhibit B, Paragraph I. to the Additional Supplemental Terms is amended as follows:

                        (i) Subparagraph (aj) therein is hereby amended by inserting after the words "except" in the fourth line of such subparagraph (aj) the following:

                                "with respect to Mortgage Loan Contracts in the Non-Performing Pool, any monetary default, and in any other case,"

                        (ii) Subparagraph (am) therein is hereby amended by inserting at the end of the sentence after the word "analysis" the following:

                                "or, with respect to Mortgage Loan Contracts in the Non-Performing Pool, a Quick Sale BPO was performed within three (3) months preceding Seller's purchase of such Mortgage Loan Contracts and is contained in the Servicer's files."

                I. The representations and warranties set forth in Exhibit B, Paragraph I. (f), (az) and (bd) shall not apply to Mortgage Loan Contracts in the Non-Performing Pool.


                                     AII-4

                J. Exhibit B, Paragraph I. of the Additional Supplemental Terms is hereby amended by adding at the end of said Exhibit B, Paragraph I. the following representations and warranties, which shall relate only to the Non-Performing Pool:

                        "(bh) At the Purchase Date, the REO Property in the Non-Performing Pool is covered by a (i) valid and existing hazard insurance policy with a carrier licensed in the state in which such REO Property is located that provides for fire and extended coverage representing coverage not less than (A) the minimum amount required to compensate for loss or damage on a replacement cost basis or (B) the full insurable value of such REO Property and (ii) if the improvements are in a special flood hazard area, a flood insurance policy with the same minimum amount. All such Insurance Policies are the valid and binding obligation of the related insurer and contain a standard owner clause naming the Custodian, its successor and assigns, as owner on behalf of Buyer. All premiums then due thereon have been paid or are subject to a blanket policy. Seller has caused to be performed any and all acts required to preserve the rights and remedies of Buyer in any such insurance policies applicable to such REO Property, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and owner rights in favor of the Custodian on behalf of Buyer;"

                        (bi) To the best of Seller's knowledge, with respect to each Non-Originated Contract that is a Second Mortgage Loan Contract in the Non-Performing Pool the related first lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related first lien may be adjusted not more frequently than once every six months;

                        (bj) To the best of Seller's knowledge, the maturity date of each Non-Originated Contract that is a Second Mortgage Loan Contract in the Non-Performing Pool is prior to the maturity date of the related first lien, if such first lien provides for a balloon payment; and with respect to any first lien that provides for negative amortization or deferred interest, the balance of such first lien used to calculate the combined Loan-to-Value Ratio for such Second Mortgage Loan Contract is based on the maximum amount of negative amortization possible under such first lien;


                                     AII-5

                        (bk) To the best of Seller's knowledge, no Non-Originated Contact that is a Mortgage Loan Contract in the Non-Performing Pool shall have been charged off in whole or in part as of the Purchase Date.

        3.      Modifications and Supplements to the Custodial Agreement.
                --------------------------------------------------------

                A. In addition to, and not in derogation of, the obligations of the Servicer pursuant to Exhibit E of the Custodial Agreement, with respect to Mortgage Loan Contracts and REO Properties in the Non-Performing Pool, the Servicer shall service, administer and manage such Mortgage Loan Contracts and such REO Properties in accordance with the terms of the Custodial Agreement and this Supplement Agreement and the customary and prudent standards of an institution servicing nonperforming mortgage loans and managing real property for its own account, and shall service, administer and manage such Mortgage Loan Contracts and such REO Properties in accordance with the following provisions of the Servicing Agreement dated as of February 1, 1996 (the "Servicing Agreement) among the Servicer, Bankers Trust Company of California, N.A. as Trustee, and Wilshire Liquidating Trust 1996-1 (the following Sections referring to the Servicing Agreement):

                                (i)     Section 2.01(d), with respect to
                        protecting and improving the Mortgaged Properties and REO Properties;

                                (ii)    Section 2.04(c), with respect to
                        maintaining accurate records with respect to the REO Properties; and

                                (iii)   Section 2.07, with respect to
                        maintaining Hazard Insurance Policies with respect to the REO Properties.

                B. In addition to the foregoing, the Servicer shall include in its Monthly Servicing Report such information with respect to the REO Properties in the Non-Performing Pool as is required pursuant to Section 2.16(a) of the Servicing Agreement and shall prepare and deliver such reports to Mortgagors no later than January 31 and to the Internal Revenue Service no later than February 28 of the year following such foreclosures or comparable conversions, such reports as are required pursuant to
                        Section 3.02 of the Servicing Agreement.


                                     AII-6

          C. In respect of the definition of Monthly Servicing Fee in the Custodial Agreement clauses (i) through and including (v) shall not apply to the Non-Performing Pool. However, the Monthly Servicing Fee with respect to the Non-Performing Pool shall mean "As to any Repurchase Date, one twelfth of the product of .50% and the aggregate Outstanding Principal Amount of the Mortgage Loan Contracts in the Non-Performing Pool as of the related Purchase Date.

     4.   No Other Changes. Except as expressly supplemented, modified or
          ----------------
amended in this Supplement Agreement, all of the terms, provisions, agreements and conditions of the Master Repurchase Agreement, Additional Supplemental Terms and the Custodial Agreement are hereby ratified and confirmed in every respect and shall remain unchanged and continue in full force and effect.

     5.   Counterparts. This Supplement Agreement may be executed in any number
          ------------
of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     6.   Governing Law; Waiver of Jury Trial.  This Supplement Agreement shall
          -----------------------------------
be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereto each hereby waive the right of trial by jury in any litigation arising hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                     AII-7

        IN WITNESS WHEREOF, Buyer, Seller, Custodian and Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                        CS FIRST BOSTON MORTGAGE CAPITAL CORP.,
                                as Buyer


                        By:
                           Name:
                           Title:



                        WILSHIRE FUNDING CORPORATION,
                           as Seller and Servicer


                        By:
                           Name:
                           Title:



                        BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                as Custodian


                        By:
                           Name:
                           Title: